PROSPECTUS Dated August 26, 2003                    Pricing Supplement No. 17 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-106789
Dated August 26, 2003                                    Dated December 22, 2003
                                                                  Rule 424(b)(3)

                                  $34,284,600

                                Morgan Stanley

                       GLOBAL MEDIUM-TERM NOTES, SERIES C
                            Senior Fixed Rate Notes
                                ---------------
                        8% SPARQS due December 30, 2004
                          Mandatorily Exchangeable for
                     Shares of Common Stock of XILINX, INC.

     Stock Participation Accreting Redemption Quarterly-pay Securities(SM)
                                 ("SPARQS(R)")

The SPARQS will pay 8% interest per year but do not guarantee any return of principal at maturity. Instead, the SPARQS will pay at maturity a number of shares of Xilinx common stock, subject to our right to call the SPARQS for cash at any time beginning June 30, 2004.

o The principal amount and issue price of each SPARQS is $18.90, which is equal to one-half of the NASDAQ official closing price of Xilinx common stock on December 22, 2003, the day we offered the SPARQS for initial sale to the public.

o We will pay 8% interest (equivalent to $1.512 per year) on the $18.90 principal amount of each SPARQS. Interest will be paid quarterly, beginning March 30, 2004.

o At maturity, unless we have called the SPARQS for the cash call price, you will receive one-half of one share of Xilinx common stock in exchange for each SPARQS, subject to adjustment for certain corporate events relating to Xilinx. The maturity of the SPARQS may be accelerated under limited circumstances, including in the event of a substantial decline in the price of Xilinx common stock.

o Beginning June 30, 2004, we have the right to call all of the SPARQS at any time and pay to you the cash call price, which will be calculated based on the call date. The call price will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and including the call date, gives you a yield to call of 24% per annum on the issue price of each SPARQS from and including the date of issuance to but excluding the call date. The calculation of the call price for any call date takes into account the time value of all of the payments made per SPARQS from the date of issuance to and including the applicable call date.

o If we decide to call the SPARQS, we will give you notice at least 10 but not more than 30 days before the call date specified in the notice.

o Investing in SPARQS is not equivalent to investing in Xilinx common stock. You will not have the right to exchange your SPARQS for Xilinx common stock prior to maturity.

o Xilinx, Inc. is not involved in this offering of SPARQS in any way and will have no obligation of any kind with respect to the SPARQS.

o The SPARQS have been approved for listing on the American Stock Exchange LLC, subject to official notice of issuance. The AMEX listing symbol for the SPARQS is "LXZ."

You should read the more detailed description of the SPARQS in this pricing supplement. You should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of SPARQS."

The SPARQS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-7.

                                ---------------
                            PRICE $18.90 PER SPARQS
                                ---------------

                                       Price to         Agent's     Proceeds to
                                       Public(1)      Commissions    Company(1)
                                      -----------     -----------   -----------
Per SPARQS..........................     $18.90          $.3075      $18.5925
Total...............................  $34,284,600       $557,805    $33,726,795

---------
(1) Plus accrued interest, if any, from the original issue date.

                                 MORGAN STANLEY

                      (This page intentionally left blank)

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the SPARQS(R) we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The SPARQS offered are medium-term debt securities of Morgan Stanley. The return on the SPARQS at maturity is linked to the performance of the common stock of Xilinx, Inc., which we refer to as Xilinx Stock, subject to our right to call the SPARQS for cash at any time on or after June 30, 2004.

     "Stock Participation Accreting Redemption Quarterly-pay Securities" and "SPARQS" are our service marks.

Each SPARQS                   We, Morgan Stanley, are offering 8% Stock
costs $18.90                  Participation Accreting Redemption Quarterly-pay
                              Securities(SM) due December 30, 2004, Mandatorily
                              Exchangeable for Shares of Common Stock of
                              Xilinx, Inc., which we refer to as the SPARQS.
                              The principal amount and issue price of each SPARQS is $18.90, which is equal to one-half of the NASDAQ official closing price of Xilinx Stock on December 22, 2003, the day we offered the SPARQS for initial sale to the public.

No guaranteed                 Unlike ordinary debt securities, the SPARQS do
return of principal           not guarantee any return of principal at
                              maturity. Instead the SPARQS will pay an amount of Xilinx Stock at the scheduled maturity date, subject to our prior call of the SPARQS for the applicable call price in cash. Investing in SPARQS is not equivalent to investing in Xilinx
                              Stock. If at maturity (including upon an acceleration of the SPARQS) the NASDAQ official closing price of Xilinx Stock has declined from the NASDAQ official closing price on December 22, 2003, the day we offered the SPARQS for initial sale to the public, your payout will be less than the principal amount of the SPARQS. In certain cases of acceleration described below under "--The maturity date of the SPARQS may be accelerated," you may instead receive an early cash payment on the SPARQS.

8% interest on the            We will pay interest on the SPARQS, at the rate
principal amount              of 8% of the principal amount per year, quarterly
                              on March 30, 2004, June 30, 2004, September 30,
                              2004 and the maturity date. If we call the SPARQS, we will pay accrued but unpaid interest on the SPARQS to but excluding the applicable call date. The interest rate we pay on the SPARQS is more than the current dividend rate on Xilinx
                              Stock.

Payout at maturity            If we have not called the SPARQS and the maturity
                              of the SPARQS has not accelerated, we will deliver to you at the scheduled maturity date a number of shares of Xilinx Stock equal to the exchange ratio for each $18.90 principal amount of SPARQS you hold. The initial exchange ratio is one-half of one share of Xilinx Stock per SPARQS, subject to adjustment for certain corporate events relating to Xilinx, Inc., which we refer to as Xilinx You do not have the right to exchange your SPARQS for Xilinx Stock prior to maturity.

                              You can review the historical prices of Xilinx Stock in the section of this pricing supplement called "Description of SPARQS--Historical Information."

                              If December 20, 2004, the final call notice date, is not a trading day or a market disruption event occurs on that day and we elect to call the SPARQS, the scheduled maturity date of the SPARQS will be postponed so that the maturity date will be the tenth calendar day after we send notice of our election. See the section of this pricing supplement called "Description of SPARQS--Maturity Date." The maturity of the

                              SPARQS will be accelerated under the
                              circumstances described below under "--The maturity date of the SPARQS may be accelerated."

Your return on the            The return investors realize on the SPARQS may be
SPARQS may be                 limited by our call right. We have the right to
limited by our call right     call all of the SPARQS at any time beginning June
                              30, 2004, including at maturity, for the cash call price, which will be calculated based on the call date. The call price will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and including the call date, gives you a yield to call of 24% per annum on the issue price of each SPARQS from and including the date of issuance to but excluding the call date.

                              You should not expect to obtain a total yield (including interest payments) of more than 24% per annum on the issue price of the SPARQS to the call date. If we call the SPARQS, you will receive the cash call price and not Xilinx Stock or an amount based upon the market price of Xilinx Stock.

                              The yield to call, and the call price for a particular call date that the yield to call implies, takes into account the time value of any periodic payments that are made on a given investment. That is, in the case of the SPARQS, the yield to call assumes that an investor in the SPARQS earns the yield to call rate on a particular cash flow on the SPARQS, such as an interest payment or the payment of the call price on a particular call date, from the date of issuance of the SPARQS to but excluding the date of the applicable payment. As a result, the call price for any call date is an amount per SPARQS such that the present value of all of the payments made on the SPARQS to and including the applicable call date (i.e., including the call price and all of the interest payments), when discounted to the date of issuance from the payment date of those cash flows at the yield to call rate of 24% per annum, equals the issue price of the SPARQS.

                              If we call the SPARQS, we will do the following:

                              o   send a notice announcing that we have
                                  decided to call the SPARQS;

                              o specify in the notice a call date when you will receive payment in exchange for delivering your SPARQS to the trustee; that call date will not be less than 10 nor more than 30 days after the date of the notice; and

                              o specify in the notice the cash call price that we will pay to you in exchange for each SPARQS.

                              If we were to call the SPARQS on June 30, 2004, which is the earliest day on which we may call the SPARQS, the total payment you would receive on the SPARQS, including interest paid from the date of issuance through the call date, would be $21.0251 per SPARQS. If we were to call the SPARQS on the scheduled maturity date, the total payment you would receive on the SPARQS, including interest paid from the date of issuance through the call date (which is the same date that would have otherwise been the scheduled maturity date), would be $23.3060 per SPARQS.

The yield to call on the      The yield to call on the SPARQS is 24%, which
SPARQS is 24%                 means that the annualized rate of return that you
                              will receive on the issue price of the SPARQS if we call the SPARQS will be 24%. The calculation of the yield to call takes into account the issue price of the SPARQS, the time to the call date and the amount and timing of interest payments on the SPARQS, as well as the call price. If we call the SPARQS on any particular call date, the call price will be an amount so that the yield to call on the SPARQS to but excluding the call date will be 24% per annum.

The maturity date of the      The maturity date of the SPARQS will be
SPARQS may be                 accelerated upon the occurrence of either of the
accelerated                   following events:

                                   o    a price event acceleration, which will
                                        occur if the NASDAQ official closing
                                        price of Xilinx Stock on any two
                                        consecutive trading days is less than
                                        $2.00 (subject to adjustment for
                                        certain corporate events related to
                                        Xilinx); and

                                   o    an event of default acceleration, which
                                        will occur if there is an event of
                                        default with respect to the SPARQS.

                              The amount payable to you will differ depending on the reason for the acceleration.

                                   o    If there is a price event acceleration,
                                        we will owe you (i) a number of shares
                                        of Xilinx Stock at the then current
                                        exchange ratio and (ii) accrued but
                                        unpaid interest to but excluding the
                                        date of acceleration plus an amount of
                                        cash determined by the Calculation
                                        Agent equal to the sum of the present
                                        values of the remaining scheduled
                                        payments of interest on the SPARQS
                                        (excluding such accrued but unpaid
                                        interest) discounted to the date of
                                        acceleration, as described in the
                                        section of this pricing supplement
                                        called "Description of SPARQS--Price
                                        Event Acceleration."

                                   o    If there is an event of default
                                        acceleration and if we have not already
                                        called the SPARQS in accordance with
                                        our call right, we will owe you (i) the
                                        lesser of (a) the product of (x) the
                                        market price of Xilinx Stock, as of the
                                        date of such acceleration and (y) the
                                        then current exchange ratio and (b) the
                                        call price calculated as though the
                                        date of acceleration were the call date
                                        (but in no event less than the call
                                        price for the first call date) and (ii)
                                        accrued but unpaid interest to but
                                        excluding the date of acceleration.

                                        o    If we have already called the
                                             SPARQS in accordance with our call
                                             right, we will owe you (i) the
                                             call price and (ii) accrued but
                                             unpaid interest to the date of
                                             acceleration.

                              The amount payable to you if the maturity of the SPARQS is accelerated may be substantially less than the $18.90 principal amount of the SPARQS.

The SPARQS may become         Following certain corporate events relating to
exchangeable into the         Xilinx Stock, such as a stock-for-stock merger
common stock of companies     where Xilinx is not the surviving entity, you
other than Xilinx             will receive at maturity the common stock of a
                              successor corporation to Xilinx. Following certain other corporate events relating to Xilinx
                              Stock, such as a merger event where holders of Xilinx Stock would receive all or a substantial portion of their consideration in cash or a significant cash dividend or distribution of property with respect to Xilinx Stock, you will receive at maturity the common stock of three companies in the same industry group as Xilinx in lieu of, or in addition to, Xilinx Stock. In the event of such a corporate event, the equity-linked nature of the SPARQS would be affected. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of this pricing supplement called "Description of SPARQS--Antidilution
                              Adjustments." You should read this section in order to understand these and other adjustments that may be made to your SPARQS.

MS & Co. will be the          We have appointed our affiliate, Morgan Stanley &
calculation agent             Co. Incorporated, which we refer to as MS & Co.,
                              to act as calculation agent for JPMorgan Chase
                              Bank (formerly known as The Chase Manhattan
                              Bank), the trustee for our senior notes. As calculation agent, MS & Co. will determine the call price that you will receive if we call the SPARQS. MS & Co. will also calculate the amount payable per SPARQS in the event of a price event acceleration, adjust the exchange ratio for certain corporate events affecting Xilinx Stock and determine the appropriate underlying security or securities to be delivered at maturity in the event of certain reorganization events relating to Xilinx Stock that we describe in the section of this pricing supplement called "Description of SPARQS--Antidilution Adjustments."

No affiliation with           Xilinx is not an affiliate of ours and is not
Xilinx                        involved with this offering in any way. The
                              obligations represented by the SPARQS are obligations of Morgan Stanley and not of Xilinx.

Where you can find more       The SPARQS are senior notes issued as part of our
information on the SPARQS     Series C medium-term note program. You can find a
                              general description of our Series C medium-term note program in the accompanying prospectus supplement dated August 26, 2003. We describe the basic features of this type of note in the sections called "Description of Notes--Fixed Rate
                              Notes" and "--Exchangeable Notes."

                              For a detailed description of the terms of the SPARQS, including the specific mechanics for exercise of our call right, you should read the "Description of SPARQS" section in this pricing supplement. You should also read about some of the risks involved in investing in SPARQS in the section called "Risk Factors." The tax and accounting treatment of investments in equity-linked notes such as the SPARQS may differ from that of investments in ordinary debt securities or common stock. We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the SPARQS.

How to reach us               Please contact your local Morgan Stanley branch
                              office or our principal executive offices at 1585
                              Broadway, New York, New York 10036 (telephone number (212) 761-4000).

                                  RISK FACTORS

     The SPARQS are not secured debt and are riskier than ordinary debt securities. Because the return to investors is linked to the performance of Xilinx Stock, there is no guaranteed return of principal. This section describes the most significant risks relating to the SPARQS. You should carefully consider whether the SPARQS are suited to your particular circumstances before you decide to purchase them.

SPARQS are not ordinary       The SPARQS combine features of equity and debt.
senior notes--                The terms of the SPARQS differ from those of
no guaranteed return of       ordinary debt securities in that we will not pay
principal                     you a fixed amount at maturity. Our payout to you
                              at the scheduled maturity date will be a number of shares of Xilinx Stock, unless we have exercised our call right or the maturity of the SPARQS has been accelerated. If the NASDAQ official closing price of Xilinx Stock at maturity (including upon an acceleration of the SPARQS) is less than the NASDAQ official closing price on December 22, 2003, the day we offered the SPARQS for initial sale to the public, and we have not called the SPARQS, we will pay you an amount of Xilinx Stock or, under some circumstances, cash, in either case, with a value that is less than the principal amount of the SPARQS.

Your appreciation             The appreciation potential of the SPARQS is
potential is limited by       limited by our call right. The $18.90 issue price
our call right                of one SPARQS is equal to one-half of the NASDAQ
                              official closing price of one share of Xilinx
                              Stock on December 22, 2003, the day we offered the SPARQS for initial sale to the public. If we exercise our call right, you will receive the cash call price described under "Description of SPARQS--Call Price" below and not Xilinx Stock or an amount based upon the NASDAQ official closing price of Xilinx Stock. The payment you will receive in the event that we exercise our call right will depend upon the call date and will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and including the call date, represents a yield to call of 24% per annum on the issue price of the SPARQS from the date of issuance to but excluding the call date. We may call the SPARQS at any time on or after June 30, 2004, including on the maturity date. You should not expect to obtain a total yield (including interest payments) of more than 24% per annum on the issue price of the SPARQS to the call date.

Secondary trading             There may be little or no secondary market for
may be limited                the SPARQS. Although the SPARQS have been
                              approved for listing on the American Stock
                              Exchange LLC, which we refer to as the AMEX, it is not possible to predict whether the SPARQS will trade in the secondary market. Even if there is a secondary market, it may not provide significant liquidity. MS & Co. currently intends to act as a market maker for the SPARQS but is not required to do so.

Market price of the SPARQS    Several factors, many of which are beyond our
will be influenced by many    control, will influence the value of the SPARQS.
unpredictable factors         We expect that generally the market price of
                              Xilinx Stock on any day will affect the value of the SPARQS more than any other single factor.
                              However, because we have the right to call the SPARQS at any time beginning June 30, 2004 for a call price that is not linked to the market price of Xilinx Stock, the SPARQS may trade differently from Xilinx Stock. Other factors that may influence the value of the SPARQS include:

                              o the volatility (frequency and magnitude of changes in price) of Xilinx Stock

                              o    geopolitical conditions and economic,
                                   financial, political, regulatory or judicial events that affect stock markets generally and which may affect the market price of Xilinx Stock

                              o    interest and yield rates in the market

                              o the time remaining until we can call the SPARQS and until the SPARQS mature

                              o    the dividend rate on Xilinx Stock

                              o    our creditworthiness

                              o the occurrence of certain events affecting Xilinx that may or may not require an adjustment to the exchange ratio

                              Some or all of these factors will influence the price you will receive if you sell your SPARQS prior to maturity. For example, you may have to sell your SPARQS at a substantial discount from the principal amount if the market price of Xilinx Stock is at, below, or not sufficiently above the initial market price.

                              You cannot predict the future performance of Xilinx Stock based on its historical performance. The price of Xilinx Stock may decrease so that you will receive at maturity an amount of Xilinx Stock or, under some circumstances, cash, in either case worth less than the principal amount of the SPARQS. In addition, there can be no assurance that the price of Xilinx Stock will increase so that you will receive at maturity an amount of Xilinx Stock worth more than the principal amount of the SPARQS. If we exercise our call right and call the SPARQS, you will receive the cash call price and not Xilinx Stock, and your yield to the call date (including all of the interest paid on the SPARQS) will be 24% per annum on the issue price of each SPARQS, which may be more or less than the yield on a direct investment in Xilinx Stock.

If the SPARQS accelerate,     The maturity of the SPARQS will be accelerated if
you may receive an amount     there is a price event acceleration or an event
worth substantially less      of default acceleration. The amount payable to
than the principal amount     you if the maturity of the SPARQS is accelerated
of the SPARQS                 will differ depending on the reason for the
                              acceleration and may be substantially less than the principal amount of the SPARQS. See
                              "Description of SPARQS--Price Event Acceleration" and "Description of SPARQS--Alternate Exchange
                              Calculation in Case of an Event of Default."

Morgan Stanley is not         Xilinx is not an affiliate of ours and is not
affiliated with Xilinx        involved with this offering in any way.
                              Consequently, we have no ability to control the actions of Xilinx, including any corporate actions of the type that would require the calculation agent to adjust the payout to you at maturity. Xilinx has no obligation to consider your interest as an investor in the SPARQS in taking any corporate actions that might affect the value of your SPARQS. None of the money you pay for the SPARQS will go to Xilinx.

Morgan Stanley may engage     We or our affiliates may presently or from time
in business with or           to time engage in business with Xilinx without
involving Xilinx without      regard to your interests, including extending
regard to your interests      loans to, or making equity investments in, Xilinx
                              or providing advisory services to Xilinx, such as merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about Xilinx.
                              Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Xilinx. These research reports may or may not recommend that investors buy or hold Xilinx Stock.

You have no                   Investing in the SPARQS is not equivalent to
shareholder rights            investing in Xilinx Stock. As an investor in the
                              SPARQS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to Xilinx Stock. In addition, you do not have the right to exchange your SPARQS for Xilinx Stock prior to maturity.

The SPARQS may become         Following certain corporate events relating to
exchangeable into the         Xilinx Stock, such as a merger event where
common stock of companies     holders of Xilinx Stock would receive all or a
other than Xilinx             substantial portion of their consideration in
                              cash or a significant cash dividend or
                              distribution of property with respect to Xilinx
                              Stock, you will receive at maturity the common stock of three companies in the same industry group as Xilinx in lieu of, or in addition to, Xilinx Stock. Following certain other corporate events, such as a stock-for-stock merger where
                              Xilinx is not the surviving entity, you will receive at maturity the common stock of a successor corporation to Xilinx. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of this pricing supplement called "Description of SPARQS--Antidilution Adjustments." The occurrence of such corporate events and the consequent adjustments may materially and adversely affect the market price of the SPARQS.

The antidilution adjustments  MS & Co., as calculation agent, will adjust the
the calculation agent is      amount payable at maturity for certain events
required to make do not       affecting Xilinx Stock, such as stock splits and
cover every corporate event   stock dividends, and certain other corporate
that could affect Xilinx      actions involving Xilinx, such as mergers.
Stock                         However, the calculation agent will not make an
                              adjustment for every corporate event that could affect Xilinx Stock. For example, the calculation agent is not required to make any adjustments if Xilinx or anyone else makes a partial tender or partial exchange offer for Xilinx Stock. If an event occurs that does not require the calculation agent to adjust the amount of Xilinx
                              Stock payable at maturity, the market price of the SPARQS may be materially and adversely affected.

Adverse economic interests    Because the calculation agent, MS & Co., is our
of the calculation agent and  affiliate, the economic interests of the
its affiliates may affect     calculation agent and its affiliates may be
determinations                adverse to your interests as an investor in the
                              SPARQS. As calculation agent, MS & Co. will calculate the cash amount you will receive if we call the SPARQS and the amount payable to you in the event of a price acceleration and will determine what adjustments should be made to the exchange ratio to reflect certain corporate and other events and the appropriate underlying security or securities to be delivered at maturity in the event of certain reorganization events. Determinations made by MS & Co, in its capacity as calculation agent, including adjustments to the exchange ratio or the calculation of the amount payable to you in the event of a price event acceleration, may affect the amount payable to you at maturity or upon a price event acceleration of the SPARQS. See the sections of this pricing supplement called
                              "Description of SPARQS--Antidilution Adjustments" and "--Price Event Acceleration."

Hedging and trading           MS & Co. and other affiliates of ours have
activity by the               carried out, and will continue to carry out,
calculation agent and         hedging activities related to the SPARQS,
its affiliates could          including trading in Xilinx Stock as well as in
potentially affect the        other instruments related to Xilinx Stock. MS &
value of the SPARQS           Co. and some of our other subsidiaries also trade
                              Xilinx Stock and other financial instruments related to Xilinx Stock on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities as of the date of this pricing supplement could potentially have increased the price of Xilinx Stock and, accordingly, potentially have increased the issue price of the SPARQS and, therefore, the price at which Xilinx
                              Stock must close before you would receive at maturity an amount of Xilinx Stock worth as much as or more than the principal amount of the SPARQS. Additionally, such hedging or trading activities during the term of the SPARQS could potentially affect the price of Xilinx Stock at maturity and, accordingly, if we have not called the SPARQS, the value of the Xilinx Stock, or in certain circumstances cash, you will receive at maturity, including upon an acceleration event.

Because the characterization  You should also consider the U.S. federal income
of the SPARQS for U.S.        tax consequences of investing in the SPARQS.
federal income tax purposes   There is no direct legal authority as to the
is uncertain, the material    proper tax treatment of the SPARQS, and
U.S. federal income tax       consequently our special tax counsel is unable to
consequences of an            render an opinion as to their proper
investment in the SPARQS      characterization for U.S. federal income tax
are uncertain                 purposes. Therefore, significant aspects of the
                              tax treatment of the SPARQS are uncertain.
                              Pursuant to the terms of the SPARQS, you have agreed with us to treat a SPARQS as an investment unit consisting of (i) a terminable forward contract and (ii) a deposit with us of a fixed amount of cash to secure your obligation under the terminable forward contract, as described in the section of this pricing supplement called
                              "Description of SPARQS--United States Federal
                              Income Taxation--General." The terminable forward contract (i) requires you (subject to our call right) to purchase Xilinx Stock from us at maturity, and (ii) allows us, upon exercise of our call right, to terminate the terminable forward contract by returning your deposit and paying to you an amount of cash equal to the difference between the call price and the deposit. If the Internal Revenue Service (the
                              "IRS") were successful in asserting an
                              alternative characterization for the SPARQS, the timing and character of income on the SPARQS and your tax basis for Xilinx Stock received in exchange for the SPARQS may differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the SPARQS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement. Please read carefully the section of this pricing supplement called "Description of SPARQS--United States
                              Federal Income Taxation." You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the SPARQS.

                             DESCRIPTION OF SPARQS

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "SPARQS" refers to each $18.90 principal amount of our 8% SPARQS due December 30, 2004, Mandatorily Exchangeable for Shares of Common Stock of Xilinx, Inc. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley.

Aggregate Principal Amount............. $34,284,600

Maturity Date.......................... December 30, 2004, subject to acceleration as described below in
                                        "--Price Event Acceleration" and
                                        "--Alternate Exchange Calculation in
                                        Case of an Event of Default" and
                                        subject to extension if the Final Call
                                        Notice Date is postponed in accordance
                                        with the following paragraph.

                                        If the Final Call Notice Date is
                                        postponed because it is not a Trading
                                        Day or due to a Market Disruption Event
                                        or otherwise and we elect to call the
                                        SPARQS, the scheduled Maturity Date
                                        will be postponed so that the Maturity
                                        Date will be the tenth calendar day
                                        following the Final Call Notice Date.
                                        See "--Final Call Notice Date."

Interest Rate.......................... 8% per annum (equivalent to $1.512 per annum per SPARQS)

Interest Payment Dates................. March 30, 2004, June 30, 2004,
                                        September 30, 2004 and the Maturity
                                        Date.

                                        If the scheduled Maturity Date is
                                        postponed due to a Market Disruption
                                        Event or otherwise, we will pay
                                        interest on the Maturity Date as
                                        postponed rather than on December 30,
                                        2004, but no interest will accrue on
                                        the SPARQS or on such payment during
                                        the period from or after the scheduled
                                        Maturity Date.

Record Date............................ The Record Date for each Interest
                                        Payment Date, including the Interest
                                        Payment Date scheduled to occur on the
                                        Maturity Date, will be the date 5
                                        calendar days prior to such scheduled
                                        Interest Payment Date, whether or not
                                        that date is a Business Day; provided,
                                        however, that in the event that we call
                                        the SPARQS, no Interest Payment Date
                                        will occur after the Morgan Stanley
                                        Notice Date, except for any Interest
                                        Payment Date for which the Morgan
                                        Stanley Notice Date falls on or after
                                        the "ex-interest" date for the related
                                        interest payment, in which case the
                                        related interest payment will be made
                                        on such Interest Payment Date; and
                                        provided, further, that accrued but
                                        unpaid interest payable on the Call
                                        Date, if any, will be payable to the
                                        person to whom the Call Price is
                                        payable. The "ex-interest" date for any
                                        interest payment is the date on which
                                        purchase transactions in the SPARQS no
                                        longer carry the right to receive such
                                        interest payment.

Specified Currency..................... U.S. dollars

Issue Price............................ $18.90 per SPARQS

Original Issue Date (Settlement Date).. December 30, 2003

CUSIP.................................. 61746S158

Denominations.......................... $18.90 and integral multiples thereof

Morgan Stanley Call Right.............. On any scheduled Trading Day on or after June 30, 2004 or on the Maturity
                                        Date (including the Maturity Date as it
                                        may be extended and regardless of
                                        whether the Maturity Date is a Trading
                                        Day), we may call the SPARQS, in whole
                                        but not in part, for the Call Price. If
                                        we call the SPARQS, the cash Call Price
                                        and any accrued but unpaid interest on
                                        the SPARQS will be delivered to the
                                        Trustee for delivery to the Depositary,
                                        which we refer to as DTC, as holder of
                                        the SPARQS, on the Call Date fixed by
                                        us and set forth in our notice of
                                        mandatory exchange, upon delivery of
                                        the SPARQS to the Trustee. We will, or
                                        will cause the Calculation Agent to,
                                        deliver such cash to the Trustee for
                                        delivery to DTC, as holder of the
                                        SPARQS. We expect such amount of cash
                                        will be distributed to investors on the
                                        Call Date in accordance with the
                                        standard rules and procedures of DTC
                                        and its direct and indirect
                                        participants. See "--Book Entry Note or
                                        Certificated Note" below, and see "The
                                        Depositary" in the accompanying
                                        prospectus supplement.

Morgan Stanley Notice Date............. The scheduled Trading Day on which we issue our notice of mandatory exchange,
                                        which must be at least 10 but not more
                                        than 30 days prior to the Call Date.

Final Call Notice Date................. December 20, 2004; provided that if
                                        December 20, 2004 is not a Trading Day
                                        or if a Market Disruption Event occurs
                                        on such day, the Final Call Notice Date
                                        will be the immediately succeeding
                                        Trading Day on which no Market
                                        Disruption Event occurs.

Call Date.............................. The day specified by us in our notice of mandatory exchange, on which we will
                                        deliver cash to DTC, as holder of the
                                        SPARQS, for mandatory exchange, which
                                        day may be any scheduled Trading Day on
                                        or after June 30, 2004 or the Maturity
                                        Date (including the Maturity Date as it
                                        may be extended and regardless of
                                        whether the Maturity Date is a
                                        scheduled Trading Day).

Call Price............................. The Call Price with respect to any Call
                                        Date is an amount of cash per SPARQS
                                        such that the sum of the present values
                                        of all cash flows on each SPARQS to and
                                        including the Call Date (i.e., the Call
                                        Price and all of the interest payments,
                                        including accrued and unpaid interest
                                        payable on the Call Date), discounted
                                        to the Original Issue Date from the
                                        applicable payment date at the Yield to
                                        Call rate of 24% per annum computed on
                                        the basis of a 360-day year of twelve
                                        30-day months, equals the Issue Price,
                                        as determined by the Calculation Agent.

                                        The table of indicative Call Prices set
                                        forth below illustrates what the Call
                                        Price per SPARQS would be if we were to
                                        call the SPARQS on June 30, 2004 (which
                                        is the earliest date on which we may
                                        call the SPARQS) and on any subsequent
                                        scheduled Interest Payment Date through
                                        the scheduled Maturity Date:

                                        Call Date                     Call Price
                                        ---------                     ----------
                                        June 30, 2004................. $20.2691
                                        September 30, 2004............ $21.0111
                                        December 30, 2004............. $21.7940

                                        The indicative Call Prices set forth
                                        above do not include the accrued but
                                        unpaid interest that would also be
                                        payable on each SPARQS on the
                                        applicable Call Date. We may call the
                                        SPARQS on any scheduled Trading Day on
                                        or after June 30, 2004 or on the
                                        Maturity Date (including the Maturity
                                        Date as it may be extended and
                                        regardless of whether the Maturity Date
                                        is a scheduled Trading Day).

                                        For more information regarding the
                                        determination of the Call Price and
                                        examples of how the Call Price is
                                        calculated in certain hypothetical
                                        scenarios, see Annex A to this pricing
                                        supplement.

Yield to Call.......................... The Yield to Call on the SPARQS is 24%,
                                        which means that the annualized rate of
                                        return that you will receive on the
                                        Issue Price of the SPARQS if we call
                                        the SPARQS will be 24%. The calculation
                                        of the Yield to Call takes into account
                                        the Issue Price of the SPARQS, the time
                                        to the Call Date, and the amount and
                                        timing of interest payments on the
                                        SPARQS, as well as the Call Price. If
                                        we call the SPARQS on any particular
                                        Call Date, the Call Price will be an
                                        amount so that the Yield to Call on the
                                        SPARQS to but excluding the Call Date
                                        will be 24% per annum. See Annex A to
                                        this pricing supplement.

Exchange at the Maturity Date.......... Unless we have called the SPARQS or their maturity has accelerated, at the
                                        scheduled Maturity Date, upon delivery
                                        of the SPARQS to the Trustee, we will
                                        apply the $18.90 principal amount of
                                        each SPARQS as payment for, and will
                                        deliver, a number of shares of Xilinx
                                        Stock at the Exchange Ratio.

                                        We shall, or shall cause the
                                        Calculation Agent to, (i) provide
                                        written notice to the Trustee and to
                                        DTC, on or prior to 10:30 a.m. on the
                                        Trading Day immediately prior to the
                                        scheduled Maturity Date of the SPARQS
                                        (but if such Trading Day is not a
                                        Business Day, prior to the close of
                                        business on the Business Day preceding
                                        the Maturity Date), of the amount of
                                        Xilinx Stock to be delivered with
                                        respect to the $18.90 principal amount
                                        of each SPARQS and (ii) deliver such
                                        shares of Xilinx Stock (and cash in
                                        respect of interest and any fractional
                                        shares of Xilinx Stock) to the Trustee
                                        for delivery to DTC, as holder of the
                                        SPARQS, on the scheduled Maturity Date.
                                        We expect such shares and cash will be
                                        distributed to investors on the
                                        Maturity Date in accordance with the
                                        standard rules and procedures of DTC
                                        and its direct and indirect
                                        participants. See "--Book Entry Note or
                                        Certificated Note" below, and see "The
                                        Depositary" in the accompanying
                                        prospectus supplement.

                                        If the maturity of the SPARQS is
                                        accelerated because of a Price Event
                                        Acceleration (as described under
                                        "--Price Event Acceleration" below) or
                                        because of an Event of Default
                                        Acceleration (as defined under
                                        "--Alternate Exchange Calculation in
                                        Case of an Event of Default" below), we
                                        shall provide such notice as promptly
                                        as possible and in no event later than
                                        (i) in the case of an Event of Default
                                        Acceleration, two Trading Days after
                                        the date of acceleration (but if such
                                        second Trading Day is not a Business
                                        Day, prior to the close of business on
                                        the Business Day preceding such second
                                        Trading Day) and (ii) in the case of a
                                        Price Event Acceleration, 10:30 a.m. on
                                        the Trading Day immediately prior to
                                        the date of acceleration (but if such

                                        Trading Day is not a Business Day,
                                        prior to the close of business on the
                                        Business Day preceding the date of
                                        acceleration).

Price Event Acceleration............... If on any two consecutive Trading Days during the period prior to and ending
                                        on the third Business Day immediately
                                        preceding the Maturity Date, the
                                        product of the Market Price per share
                                        of Xilinx Stock and the Exchange Ratio
                                        is less than $1.00, the Maturity Date
                                        of the SPARQS will be deemed to be
                                        accelerated to the third Business Day
                                        immediately following such second
                                        Trading Day (the "date of
                                        acceleration"). At the current Exchange
                                        Ratio of .5, a Price Event Acceleration
                                        will occur if the Market Price per
                                        share of Xilinx Stock is less than
                                        $2.00 for two consecutive Trading Days.
                                        See "--Exchange Ratio" below. Upon such
                                        acceleration, with respect to the
                                        $18.90 principal amount of each SPARQS,
                                        we will deliver to DTC, as holder of
                                        the SPARQS, on the date of
                                        acceleration:

                                             o    a number of shares of Xilinx
                                                  Stock at the then current
                                                  Exchange Ratio; and

                                             o    accrued but unpaid interest
                                                  to but excluding the date of
                                                  acceleration plus an amount
                                                  of cash, as determined by the
                                                  Calculation Agent, equal to
                                                  the sum of the present values
                                                  of the remaining scheduled
                                                  payments of interest on the
                                                  SPARQS (excluding any portion
                                                  of such payments of interest
                                                  accrued to the date of
                                                  acceleration) discounted to
                                                  the date of acceleration at
                                                  the yield that would be
                                                  applicable to a non-interest
                                                  bearing, senior unsecured
                                                  debt obligation of ours with
                                                  a comparable term.

                                        We expect such shares and cash will be
                                        distributed to investors on the date of
                                        acceleration in accordance with the
                                        standard rules and procedures of DTC
                                        and its direct and indirect
                                        participants. See "--Book Entry Note or
                                        Certificated Note" below, and see "The
                                        Depositary" in the accompanying
                                        prospectus supplement. The present
                                        value of each remaining scheduled
                                        payment will be based on the comparable
                                        yield that we would pay on a
                                        non-interest bearing, senior unsecured
                                        debt obligation having a maturity equal
                                        to the term of each such remaining
                                        scheduled payment, as determined by the
                                        Calculation Agent.

                                        Investors will not be entitled to
                                        receive the return of the $18.90
                                        principal amount of each SPARQS upon a
                                        Price Event Acceleration.

No Fractional Shares................... Upon delivery of the SPARQS to the
                                        Trustee at maturity, we will deliver
                                        the aggregate number of shares of
                                        Xilinx Stock due with respect to all of
                                        such SPARQS, as described above, but we
                                        will pay cash in lieu of delivering any
                                        fractional share of Xilinx Stock in an
                                        amount equal to the corresponding
                                        fractional Market Price of such
                                        fraction of a share of Xilinx Stock as
                                        determined by the Calculation Agent as
                                        of the second scheduled Trading Day
                                        prior to maturity of the SPARQS.

Exchange Ratio......................... .5, subject to adjustment for certain corporate events relating to Xilinx.
                                        See "--Antidilution Adjustments" below.

Market Price........................... The Market Price for one share of
                                        Xilinx Stock (or one unit of any other
                                        security for which a Market Price must
                                        be determined) on any Trading Day (as
                                        defined below) means:

                                        o    if Xilinx Stock (or any such other
                                             security) is listed or admitted to
                                             trading on a national securities
                                             exchange, the last reported sale
                                             price, regular way, of the
                                             principal trading session on such
                                             day on the principal United States
                                             securities exchange registered
                                             under the Securities Exchange Act
                                             of 1934, as amended (the "Exchange
                                             Act"), on which Xilinx Stock (or
                                             any such other security) is listed
                                             or admitted to trading,

                                        o    if Xilinx Stock (or any such other
                                             security) is a security of the
                                             Nasdaq National Market (and
                                             provided that the Nasdaq National
                                             Market is not then a national
                                             securities exchange), the Nasdaq
                                             official closing price published
                                             by The Nasdaq Stock Market, Inc.
                                             on such day, or

                                        o    if Xilinx Stock (or any such other
                                             security) is not listed or
                                             admitted to trading on any
                                             national securities exchange or a
                                             security of the Nasdaq National
                                             Market but is included in the OTC
                                             Bulletin Board Service (the "OTC
                                             Bulletin Board") operated by the
                                             National Association of Securities
                                             Dealers, Inc. (the "NASD"), the
                                             last reported sale price of the
                                             principal trading session on the
                                             OTC Bulletin Board on such day.

                                        If Xilinx Stock (or any such other
                                        security) is listed or admitted to
                                        trading on any national securities
                                        exchange or is a security of the Nasdaq
                                        National Market but the last reported
                                        sale price or Nasdaq official closing
                                        price, as applicable, is not available
                                        pursuant to the preceding sentence,
                                        then the Market Price for one share of
                                        Xilinx Stock (or one unit of any such
                                        other security) on any Trading Day will
                                        mean the last reported sale price of
                                        the principal trading session on the
                                        over-the-counter market as reported on
                                        the Nasdaq National Market or the OTC
                                        Bulletin Board on such day. If, because
                                        of a Market Disruption Event (as
                                        defined below) or otherwise, the last
                                        reported sale price or Nasdaq official
                                        closing price, as applicable, for
                                        Xilinx Stock (or any such other
                                        security) is not available pursuant to
                                        either of the two preceding sentences,
                                        then the Market Price for any Trading
                                        Day will be the mean, as determined by
                                        the Calculation Agent, of the bid
                                        prices for Xilinx Stock (or any such
                                        other security) obtained from as many
                                        recognized dealers in such security,
                                        but not exceeding three, as will make
                                        such bid prices available to the
                                        Calculation Agent. Bids of MS & Co. or
                                        any of its affiliates may be included
                                        in the calculation of such mean, but
                                        only to the extent that any such bid is
                                        the highest of the bids obtained. The
                                        term "security of the Nasdaq National
                                        Market" will include a security
                                        included in any successor to such
                                        system, and the term OTC Bulletin Board
                                        Service will include any successor
                                        service thereto.

Trading Day............................ A day, as determined by the Calculation
                                        Agent, on which trading is generally
                                        conducted on the New York Stock
                                        Exchange, Inc. ("NYSE"), the AMEX, the
                                        Nasdaq National Market, the Chicago
                                        Mercantile Exchange and the Chicago
                                        Board of Options Exchange
                                        and in the over-the-counter market for
                                        equity securities in the United States.

Book Entry Note or Certificated Note... Book Entry. The SPARQS will be issued in the form of one or more fully
                                        registered global securities which will
                                        be deposited with, or on behalf of, DTC
                                        and will be registered in the name of a
                                        nominee of DTC. DTC will be the only
                                        registered holder of the SPARQS. Your
                                        beneficial interest in the SPARQS will
                                        be evidenced solely by entries on the
                                        books of the securities intermediary
                                        acting on your behalf as a direct or
                                        indirect participant in DTC. In this
                                        pricing supplement, all references to
                                        actions taken by you or to be taken by
                                        you refer to actions taken or to be
                                        taken by DTC upon instructions from its
                                        participants acting on your behalf, and
                                        all references to payments or notices
                                        to you will mean payments or notices to
                                        DTC, as the registered holder of the
                                        SPARQS, for distribution to
                                        participants in accordance with DTC's
                                        procedures. For more information
                                        regarding DTC and book entry notes,
                                        please read "The Depositary" in the
                                        accompanying prospectus supplement and
                                        "Form of Securities--Global
                                        Securities--Registered Global
                                        Securities" in the accompanying
                                        prospectus.

Senior Note or Subordinated Note....... Senior

Trustee................................ JPMorgan Chase Bank (formerly known as
                                        The Chase Manhattan Bank)

Agent.................................. MS & Co.

Calculation Agent...................... MS & Co.

                                        All determinations made by the
                                        Calculation Agent will be at the sole
                                        discretion of the Calculation Agent and
                                        will, in the absence of manifest error,
                                        be conclusive for all purposes and
                                        binding on you and on us.

                                        All calculations with respect to the
                                        Exchange Ratio and Call Price for the
                                        SPARQS will be rounded to the nearest
                                        one hundred-thousandth, with five
                                        one-millionths rounded upward (e.g.,
                                        .876545 would be rounded to .87655);
                                        all dollar amounts related to the Call
                                        Price resulting from such calculations
                                        will be rounded to the nearest ten-
                                        thousandth, with five one
                                        hundred-thousandths rounded upward
                                        (e.g., .76545 would be rounded to
                                        .7655); and all dollar amounts paid
                                        with respect to the Call Price on the
                                        aggregate number of SPARQS will be
                                        rounded to the nearest cent, with
                                        one-half cent rounded upward.

                                        Because the Calculation Agent is our
                                        affiliate, the economic interests of
                                        the Calculation Agent and its
                                        affiliates may be adverse to your
                                        interests as an investor in the SPARQS,
                                        including with respect to certain
                                        determinations and judgments that the
                                        Calculation Agent must make in making
                                        adjustments to the Exchange Ratio or
                                        determining any Market Price or whether
                                        a Market Disruption Event has occurred
                                        or calculating the amount payable to
                                        you in the event of a Price Event
                                        Acceleration. See "--Antidilution
                                        Adjustments" and "--Market Disruption
                                        Event" below and "--Price Event
                                        Acceleration" above.

                                        MS & Co. is obligated to carry out its
                                        duties and functions as Calculation
                                        Agent in good faith and using its
                                        reasonable judgment.

Antidilution Adjustments............... The Exchange Ratio will be adjusted as follows:

                                        1. If Xilinx Stock is subject to a
                                        stock split or reverse stock split,
                                        then once such split has become
                                        effective, the Exchange Ratio will be
                                        adjusted to equal the product of the
                                        prior Exchange Ratio and the number of
                                        shares issued in such stock split or
                                        reverse stock split with respect to one
                                        share of Xilinx Stock.

                                        2. If Xilinx Stock is subject (i) to a
                                        stock dividend (issuance of additional
                                        shares of Xilinx Stock) that is given
                                        ratably to all holders of shares of
                                        Xilinx Stock or (ii) to a distribution
                                        of Xilinx Stock as a result of the
                                        triggering of any provision of the
                                        corporate charter of Xilinx, then once
                                        the dividend has become effective and
                                        Xilinx Stock is trading ex-dividend,
                                        the Exchange Ratio will be adjusted so
                                        that the new Exchange Ratio shall equal
                                        the prior Exchange Ratio plus the
                                        product of (i) the number of shares
                                        issued with respect to one share of
                                        Xilinx Stock and (ii) the prior
                                        Exchange Ratio.

                                        3. If Xilinx issues rights or warrants
                                        to all holders of Xilinx Stock to
                                        subscribe for or purchase Xilinx Stock
                                        at an exercise price per share less
                                        than the Market Price of Xilinx Stock
                                        on both (i) the date the exercise price
                                        of such rights or warrants is
                                        determined and (ii) the expiration date
                                        of such rights or warrants, and if the
                                        expiration date of such rights or
                                        warrants precedes the maturity of the
                                        SPARQS, then the Exchange Ratio will be
                                        adjusted to equal the product of the
                                        prior Exchange Ratio and a fraction,
                                        the numerator of which shall be the
                                        number of shares of Xilinx Stock
                                        outstanding immediately prior to the
                                        issuance of such rights or warrants
                                        plus the number of additional shares of
                                        Xilinx Stock offered for subscription
                                        or purchase pursuant to such rights or
                                        warrants and the denominator of which
                                        shall be the number of shares of Xilinx
                                        Stock outstanding immediately prior to
                                        the issuance of such rights or warrants
                                        plus the number of additional shares of
                                        Xilinx Stock which the aggregate
                                        offering price of the total number of
                                        shares of Xilinx Stock so offered for
                                        subscription or purchase pursuant to
                                        such rights or warrants would purchase
                                        at the Market Price on the expiration
                                        date of such rights or warrants, which
                                        shall be determined by multiplying such
                                        total number of shares offered by the
                                        exercise price of such rights or
                                        warrants and dividing the product so
                                        obtained by such Market Price.

                                        4. There will be no adjustments to the
                                        Exchange Ratio to reflect cash
                                        dividends or other distributions paid
                                        with respect to Xilinx Stock other than
                                        distributions described in paragraph 2,
                                        paragraph 3 and clauses (i), (iv) and
                                        (v) of the first sentence of paragraph
                                        5 and Extraordinary Dividends.
                                        "Extraordinary Dividend" means each of
                                        (a) the full amount per share of Xilinx
                                        Stock of any cash dividend or special
                                        dividend or distribution that is
                                        identified by Xilinx as an
                                        extraordinary or special dividend or
                                        distribution, (b) the excess of any
                                        cash dividend or other cash
                                        distribution (that is not otherwise
                                        identified by Xilinx as an
                                        extraordinary or special dividend or
                                        distribution) distributed per share of
                                        Xilinx Stock over the immediately
                                        preceding cash dividend or other cash
                                        distribution, if
                                        any, per share of Xilinx Stock that did
                                        not include an Extraordinary Dividend
                                        (as adjusted for any subsequent
                                        corporate event requiring an adjustment
                                        hereunder, such as a stock split or
                                        reverse stock split) if such excess
                                        portion of the dividend or distribution
                                        is more than 5% of the Market Price of
                                        Xilinx Stock on the Trading Day
                                        preceding the "ex-dividend date" (that
                                        is, the day on and after which
                                        transactions in Xilinx Stock on an
                                        organized securities exchange or
                                        trading system no longer carry the
                                        right to receive that cash dividend or
                                        other cash distribution) for the
                                        payment of such cash dividend or other
                                        cash distribution (such Market Price,
                                        the "Base Market Price") and (c) the
                                        full cash value of any non-cash
                                        dividend or distribution per share of
                                        Xilinx Stock (excluding Marketable
                                        Securities, as defined in paragraph 5
                                        below). Subject to the following
                                        sentence, if any cash dividend or
                                        distribution of such other property
                                        with respect to Xilinx Stock includes
                                        an Extraordinary Dividend, the Exchange
                                        Ratio with respect to Xilinx Stock will
                                        be adjusted on the ex-dividend date so
                                        that the new Exchange Ratio will equal
                                        the product of (i) the prior Exchange
                                        Ratio and (ii) a fraction, the
                                        numerator of which is the Base Market
                                        Price, and the denominator of which is
                                        the amount by which the Base Market
                                        Price exceeds the Extraordinary
                                        Dividend. If any Extraordinary Dividend
                                        is at least 35% of the Base Market
                                        Price, then, instead of adjusting the
                                        Exchange Ratio, the amount payable upon
                                        exchange at maturity will be determined
                                        as described in paragraph 5 below, and
                                        the Extraordinary Dividend will be
                                        allocated to Reference Basket Stocks in
                                        accordance with the procedures for a
                                        Reference Basket Event as described in
                                        clause 3(b) of paragraph 5 below. The
                                        value of the non-cash component of an
                                        Extraordinary Dividend will be
                                        determined on the ex-dividend date for
                                        such distribution by the Calculation
                                        Agent, whose determination shall be
                                        conclusive in the absence of manifest
                                        error. A distribution on Xilinx Stock
                                        described in clause (i), (iv) or (v) of
                                        the first sentence of paragraph 5 below
                                        shall cause an adjustment to the
                                        Exchange Ratio pursuant only to clause
                                        (i), (iv) or (v) of the first sentence
                                        of paragraph 5, as applicable.

                                        5. Any of the following shall
                                        constitute a Reorganization Event: (i)
                                        Xilinx Stock is reclassified or
                                        changed, including, without limitation,
                                        as a result of the issuance of any
                                        tracking stock by Xilinx, (ii) Xilinx
                                        has been subject to any merger,
                                        combination or consolidation and is not
                                        the surviving entity, (iii) Xilinx
                                        completes a statutory exchange of
                                        securities with another corporation
                                        (other than pursuant to clause (ii)
                                        above), (iv) Xilinx is liquidated, (v)
                                        Xilinx issues to all of its
                                        shareholders equity securities of an
                                        issuer other than Xilinx (other than in
                                        a transaction described in clause (ii),
                                        (iii) or (iv) above) (a "spinoff
                                        stock") or (vi) Xilinx Stock is the
                                        subject of a tender or exchange offer
                                        or going private transaction on all of
                                        the outstanding shares. If any
                                        Reorganization Event occurs, in each
                                        case as a result of which the holders
                                        of Xilinx Stock receive any equity
                                        security listed on a national
                                        securities exchange or traded on The
                                        Nasdaq National Market (a "Marketable
                                        Security"), other securities or other
                                        property, assets or cash (collectively
                                        "Exchange Property"), the amount
                                        payable upon exchange at maturity with
                                        respect to the $18.90 principal amount
                                        of each SPARQS following the effective
                                        date for such Reorganization Event (or,
                                        if applicable, in the case of spinoff
                                        stock,
                                        the ex-dividend date for the
                                        distribution of such spinoff stock)
                                        will be determined in accordance with
                                        the following:

                                            (1) if Xilinx Stock continues to be
                                            outstanding, Xilinx Stock (if
                                            applicable, as reclassified upon
                                            the issuance of any tracking stock)
                                            at the Exchange Ratio in effect on
                                            the third Trading Day prior to the
                                            scheduled Maturity Date (taking
                                            into account any adjustments for
                                            any distributions described under
                                            clause (3)(a) below); and

                                            (2) for each Marketable Security
                                            received in such Reorganization
                                            Event (each a "New Stock"),
                                            including the issuance of any
                                            tracking stock or spinoff stock or
                                            the receipt of any stock received
                                            in exchange for Xilinx Stock where
                                            Xilinx is not the surviving entity,
                                            the number of shares of the New
                                            Stock received with respect to one
                                            share of Xilinx Stock multiplied by
                                            the Exchange Ratio for Xilinx Stock
                                            on the Trading Day immediately
                                            prior to the effective date of the
                                            Reorganization Event (the "New
                                            Stock Exchange Ratio"), as adjusted
                                            to the third Trading Day prior to
                                            the scheduled Maturity Date (taking
                                            into account any adjustments for
                                            distributions described under
                                            clause (3)(a) below); and

                                            (3) for any cash and any other
                                            property or securities other than
                                            Marketable Securities received in
                                            such Reorganization Event (the
                                            "Non-Stock Exchange Property"),

                                                (a) if the combined value of
                                                the amount of Non-Stock
                                                Exchange Property received per
                                                share of Xilinx Stock, as
                                                determined by the Calculation
                                                Agent in its sole discretion on
                                                the effective date of such
                                                Reorganization Event (the
                                                "Non-Stock Exchange Property
                                                Value"), by holders of Xilinx
                                                Stock is less than 25% of the
                                                Market Price of Xilinx Stock on
                                                the Trading Day immediately
                                                prior to the effective date of
                                                such Reorganization Event, a
                                                number of shares of Xilinx
                                                Stock, if applicable, and of
                                                any New Stock received in
                                                connection with such
                                                Reorganization Event, if
                                                applicable, in proportion to
                                                the relative Market Prices of
                                                Xilinx Stock and any such New
                                                Stock, and with an aggregate
                                                value equal to the Non-Stock
                                                Exchange Property Value
                                                multiplied by the Exchange
                                                Ratio in effect for Xilinx
                                                Stock on the Trading Day
                                                immediately prior to the
                                                effective date of such
                                                Reorganization Event based on
                                                such Market Prices, in each
                                                case as determined by the
                                                Calculation Agent in its sole
                                                discretion on the effective
                                                date of such Reorganization
                                                Event; and the number of such
                                                shares of Xilinx Stock or any
                                                New Stock determined in
                                                accordance with this clause
                                                (3)(a) will be added at the
                                                time of such adjustment to the
                                                Exchange Ratio in subparagraph
                                                (1) above and/or the New Stock
                                                Exchange Ratio in subparagraph
                                                (2) above, as applicable, or

                                                (b) if the Non-Stock Exchange
                                                Property Value is equal to or
                                                exceeds 25% of the Market Price
                                                of Xilinx Stock on the Trading
                                                Day immediately prior to the
                                                effective date relating to such
                                                Reorganization Event or, if
                                                Xilinx Stock is
                                                surrendered exclusively for
                                                Non-Stock Exchange Property (in
                                                each case, a "Reference Basket
                                                Event"), an initially
                                                equal-dollar weighted basket of
                                                three Reference Basket Stocks
                                                (as defined below) with an
                                                aggregate value on the
                                                effective date of such
                                                Reorganization Event equal to
                                                the Non-Stock Exchange Property
                                                Value multiplied by the
                                                Exchange Ratio in effect for
                                                Xilinx Stock on the Trading Day
                                                immediately prior to the
                                                effective date of such
                                                Reorganization Event. The
                                                "Reference Basket Stocks" will
                                                be the three stocks with the
                                                largest market capitalization
                                                among the stocks that then
                                                comprise the S&P 500 Index (or,
                                                if publication of such index is
                                                discontinued, any successor or
                                                substitute index selected by
                                                the Calculation Agent in its
                                                sole discretion) with the same
                                                primary Standard Industrial
                                                Classification Code ("SIC
                                                Code") as Xilinx; provided,
                                                however, that a Reference
                                                Basket Stock will not include
                                                any stock that is subject to a
                                                trading restriction under the
                                                trading restriction policies of
                                                Morgan Stanley or any of its
                                                affiliates that would
                                                materially limit the ability of
                                                Morgan Stanley or any of its
                                                affiliates to hedge the SPARQS
                                                with respect to such stock (a
                                                "Hedging Restriction");
                                                provided further that if three
                                                Reference Basket Stocks cannot
                                                be identified from the S&P 500
                                                Index by primary SIC Code for
                                                which a Hedging Restriction
                                                does not exist, the remaining
                                                Reference Basket Stock(s) will
                                                be selected by the Calculation
                                                Agent from the largest market
                                                capitalization stock(s) within
                                                the same Division and Major
                                                Group classification (as
                                                defined by the Office of
                                                Management and Budget) as the
                                                primary SIC Code for Xilinx
                                                Each Reference Basket Stock
                                                will be assigned a Basket Stock
                                                Exchange Ratio equal to the
                                                number of shares of such
                                                Reference Basket Stock with a
                                                Market Price on the effective
                                                date of such Reorganization
                                                Event equal to the product of
                                                (a) the Non-Stock Exchange
                                                Property Value, (b) the
                                                Exchange Ratio in effect for
                                                Xilinx Stock on the Trading Day
                                                immediately prior to the
                                                effective date of such
                                                Reorganization Event and (c)
                                                0.3333333.

                                        Following the allocation of any
                                        Extraordinary Dividend to Reference
                                        Basket Stocks pursuant to paragraph 4
                                        above or any Reorganization Event
                                        described in this paragraph 5, the
                                        amount payable upon exchange at
                                        maturity with respect to the $18.90
                                        principal amount of each SPARQS will be
                                        the sum of:

                                            (i)   if applicable, Xilinx Stock
                                                  at the Exchange Ratio then in
                                                  effect; and

                                            (ii)  if applicable, for each New
                                                  Stock, such New Stock at the
                                                  New Stock Exchange Ratio then
                                                  in effect for such New Stock;
                                                  and

                                            (iii) if applicable, for each
                                                  Reference Basket Stock, such
                                                  Reference Basket Stock at the
                                                  Basket Stock Exchange Ratio
                                                  then in effect for such
                                                  Reference Basket Stock.

                                        In each case, the applicable Exchange
                                        Ratio (including for this purpose, any
                                        New Stock Exchange Ratio or Basket
                                        Stock Exchange Ratio) will be
                                        determined by the Calculation Agent on
                                        the third Trading Day prior to the
                                        scheduled Maturity Date.

                                        For purposes of paragraph 5 above, in
                                        the case of a consummated tender or
                                        exchange offer or going-private
                                        transaction involving Exchange Property
                                        of a particular type, Exchange Property
                                        shall be deemed to include the amount
                                        of cash or other property paid by the
                                        offeror in the tender or exchange offer
                                        with respect to such Exchange Property
                                        (in an amount determined on the basis
                                        of the rate of exchange in such tender
                                        or exchange offer or going-private
                                        transaction). In the event of a tender
                                        or exchange offer or a going-private
                                        transaction with respect to Exchange
                                        Property in which an offeree may elect
                                        to receive cash or other property,
                                        Exchange Property shall be deemed to
                                        include the kind and amount of cash and
                                        other property received by offerees who
                                        elect to receive cash.

                                        Following the occurrence of any
                                        Reorganization Event referred to in
                                        paragraphs 4 or 5 above, (i) references
                                        to "Xilinx Stock" under "--No
                                        Fractional Shares," "--Market Price"
                                        and "--Market Disruption Event" shall
                                        be deemed to also refer to any New
                                        Stock or Reference Basket Stock, and
                                        (ii) all other references in this
                                        pricing supplement to "Xilinx Stock"
                                        shall be deemed to refer to the
                                        Exchange Property into which the SPARQS
                                        are thereafter exchangeable and
                                        references to a "share" or "shares" of
                                        Xilinx Stock shall be deemed to refer
                                        to the applicable unit or units of such
                                        Exchange Property, including any New
                                        Stock or Reference Basket Stock, unless
                                        the context otherwise requires. The New
                                        Stock Exchange Ratio(s) or Basket Stock
                                        Exchange Ratios resulting from any
                                        Reorganization Event described in
                                        paragraph 5 above or similar adjustment
                                        under paragraph 4 above shall be
                                        subject to the adjustments set forth in
                                        paragraphs 1 through 5 hereof.

                                        If a Reference Basket Event occurs, we
                                        shall, or shall cause the Calculation
                                        Agent to, provide written notice to the
                                        Trustee at its New York office, on
                                        which notice the Trustee may
                                        conclusively rely, and to DTC of the
                                        occurrence of such Reference Basket
                                        Event and of the three Reference Basket
                                        Stocks selected as promptly as possible
                                        and in no event later than five
                                        Business Days after the date of the
                                        Reference Basket Event.

                                        No adjustment to any Exchange Ratio
                                        (including for this purpose, any New
                                        Stock Exchange Ratio or Basket Stock
                                        Exchange Ratio) will be required unless
                                        such adjustment would require a change
                                        of at least 0.1% in the Exchange Ratio
                                        then in effect. The Exchange Ratio
                                        resulting from any of the adjustments
                                        specified above will be rounded to the
                                        nearest one hundred-thousandth, with
                                        five one-millionths rounded upward.
                                        Adjustments to the Exchange Ratios will
                                        be made up to the close of business on
                                        the third Trading Day prior to the
                                        scheduled Maturity Date.

                                        No adjustments to the Exchange Ratio or
                                        method of calculating the Exchange
                                        Ratio will be required other than those
                                        specified above. The adjustments
                                        specified above do not cover all events
                                        that could
                                        affect the Market Price of Xilinx
                                        Stock, including, without limitation, a
                                        partial tender or exchange offer for
                                        Xilinx Stock.

                                        The Calculation Agent shall be solely
                                        responsible for the determination and
                                        calculation of any adjustments to the
                                        Exchange Ratio, any New Stock Exchange
                                        Ratio or Basket Stock Exchange Ratio or
                                        method of calculating the Exchange
                                        Property Value and of any related
                                        determinations and calculations with
                                        respect to any distributions of stock,
                                        other securities or other property or
                                        assets (including cash) in connection
                                        with any corporate event described in
                                        paragraphs 1 through 5 above, and its
                                        determinations and calculations with
                                        respect thereto shall be conclusive in
                                        the absence of manifest error.

                                        The Calculation Agent will provide
                                        information as to any adjustments to
                                        the Exchange Ratio or to the method of
                                        calculating the amount payable upon
                                        exchange at maturity of the SPARQS made
                                        pursuant to paragraphs 1 through 5
                                        above upon written request by any
                                        investor in the SPARQS.

Market Disruption Event................ "Market Disruption Event" means, with respect to Xilinx Stock:

                                            (i) a suspension, absence or
                                            material limitation of trading of
                                            Xilinx Stock on the primary market
                                            for Xilinx Stock for more than two
                                            hours of trading or during the
                                            one-half hour period preceding the
                                            close of the principal trading
                                            session in such market; or a
                                            breakdown or failure in the price
                                            and trade reporting systems of the
                                            primary market for Xilinx Stock as
                                            a result of which the reported
                                            trading prices for Xilinx Stock
                                            during the last one-half hour
                                            preceding the close of the
                                            principal trading session in such
                                            market are materially inaccurate;
                                            or the suspension, absence or
                                            material limitation of trading on
                                            the primary market for trading in
                                            options contracts related to Xilinx
                                            Stock, if available, during the
                                            one-half hour period preceding the
                                            close of the principal trading
                                            session in the applicable market,
                                            in each case as determined by the
                                            Calculation Agent in its sole
                                            discretion; and

                                            (ii) a determination by the
                                            Calculation Agent in its sole
                                            discretion that any event described
                                            in clause (i) above materially
                                            interfered with the ability of
                                            Morgan Stanley or any of its
                                            affiliates to unwind or adjust all
                                            or a material portion of the hedge
                                            with respect to the SPARQS.

                                        For purposes of determining whether a
                                        Market Disruption Event has occurred:
                                        (i) a limitation on the hours or number
                                        of days of trading will not constitute
                                        a Market Disruption Event if it results
                                        from an announced change in the regular
                                        business hours of the relevant
                                        exchange, (ii) a decision to
                                        permanently discontinue trading in the
                                        relevant options contract will not
                                        constitute a Market Disruption Event,
                                        (iii) limitations pursuant to NYSE Rule
                                        80A (or any applicable rule or
                                        regulation enacted or promulgated by
                                        the NYSE, any other self-regulatory
                                        organization or the Securities and
                                        Exchange Commission (the "Commission")
                                        of scope similar to NYSE Rule 80A as
                                        determined by the Calculation Agent) on
                                        trading during significant
                                        market fluctuations shall constitute a
                                        suspension, absence or material
                                        limitation of trading, (iv) a
                                        suspension of trading in options
                                        contracts on Xilinx Stock by the
                                        primary securities market trading in
                                        such options, if available, by reason
                                        of (a) a price change exceeding limits
                                        set by such securities exchange or
                                        market, (b) an imbalance of orders
                                        relating to such contracts or (c) a
                                        disparity in bid and ask quotes
                                        relating to such contracts will
                                        constitute a suspension, absence or
                                        material limitation of trading in
                                        options contracts related to Xilinx
                                        Stock and (v) a suspension, absence or
                                        material limitation of trading on the
                                        primary securities market on which
                                        options contracts related to Xilinx
                                        Stock are traded will not include any
                                        time when such securities market is
                                        itself closed for trading under
                                        ordinary circumstances.

Alternate Exchange Calculation
  in Case of an Event of Default....... In case an event of default with respect to the SPARQS shall have
                                        occurred and be continuing, the amount
                                        declared due and payable per SPARQS
                                        upon any acceleration of the SPARQS (an
                                        "Event of Default Acceleration") shall
                                        be determined by the Calculation Agent
                                        and shall be an amount in cash equal to
                                        the lesser of (i) the product of (x)
                                        the Market Price of Xilinx Stock
                                        (and/or the value of any Exchange
                                        Property) as of the date of such
                                        acceleration and (y) the then current
                                        Exchange Ratio and (ii) the Call Price
                                        calculated as though the date of
                                        acceleration were the Call Date (but in
                                        no event less than the Call Price for
                                        the first Call Date), in each case plus
                                        accrued but unpaid interest to but
                                        excluding the date of acceleration;
                                        provided that if we have called the
                                        SPARQS in accordance with the Morgan
                                        Stanley Call Right, the amount declared
                                        due and payable upon any such
                                        acceleration shall be an amount in cash
                                        for each SPARQS equal to the Call Price
                                        for the Call Date specified in our
                                        notice of mandatory exchange, plus
                                        accrued but unpaid interest to but
                                        excluding the date of acceleration.

Xilinx Stock;
  Public Information................... Xilinx, Inc. designs, develops and markets complete programmable logic
                                        solutions, including advanced
                                        integrated circuits, software design
                                        tools, predefined system functions
                                        delivered as intellectual property
                                        cores, design services, customer
                                        training, field engineering and
                                        technical support. Xilinx Stock is
                                        registered under the Exchange Act.
                                        Companies with securities registered
                                        under the Exchange Act are required to
                                        file periodically certain financial and
                                        other information specified by the
                                        Commission. Information provided to or
                                        filed with the Commission can be
                                        inspected and copied at the public
                                        reference facilities maintained by the
                                        Commission at Room 1024, 450 Fifth
                                        Street, N.W., Washington, D.C. 20549,
                                        and copies of such material can be
                                        obtained from the Public Reference
                                        Section of the Commission, 450 Fifth
                                        Street, N.W., Washington, D.C. 20549,
                                        at prescribed rates. In addition,
                                        information provided to or filed with
                                        the Commission electronically can be
                                        accessed through a website maintained
                                        by the Commission. The address of the
                                        Commission's website is
                                        http://www.sec.gov. Information
                                        provided to or filed with the
                                        Commission by Xilinx pursuant to the
                                        Exchange Act can be located by
                                        reference to Commission file number
                                        0-18548. In addition, information
                                        regarding Xilinx may be obtained from
                                        other sources including, but not
                                        limited to, press releases, newspaper
                                        articles and other publicly
                                        disseminated documents. We make no
                                        representation or warranty as to the
                                        accuracy or completeness of such
                                        information.

                                        This pricing supplement relates only to
                                        the SPARQS offered hereby and does not
                                        relate to Xilinx Stock or other
                                        securities of Xilinx. We have derived
                                        all disclosures contained in this
                                        pricing supplement regarding Xilinx
                                        from the publicly available documents
                                        described in the preceding paragraph.
                                        In connection with the offering of the
                                        SPARQS, neither we nor the Agent has
                                        participated in the preparation of such
                                        documents or made any due diligence
                                        inquiry with respect to Xilinx. Neither
                                        we nor the Agent makes any
                                        representation that such publicly
                                        available documents or any other
                                        publicly available information
                                        regarding Xilinx is accurate or
                                        complete. Furthermore, we cannot give
                                        any assurance that all events occurring
                                        prior to the date hereof (including
                                        events that would affect the accuracy
                                        or completeness of the publicly
                                        available documents described in the
                                        preceding paragraph) that would affect
                                        the trading price of Xilinx Stock (and
                                        therefore the price of Xilinx Stock at
                                        the time we priced the SPARQS) have
                                        been publicly disclosed. Subsequent
                                        disclosure of any such events or the
                                        disclosure of or failure to disclose
                                        material future events concerning
                                        Xilinx could affect the value received
                                        at maturity with respect to the SPARQS
                                        and therefore the trading prices of the
                                        SPARQS.

                                        Neither we nor any of our affiliates
                                        makes any representation to you as to
                                        the performance of Xilinx Stock.

                                        We and/or our affiliates may presently
                                        or from time to time engage in business
                                        with Xilinx, including extending loans
                                        to, or making equity investments in,
                                        Xilinx or providing advisory services
                                        to Xilinx, such as merger and
                                        acquisition advisory services. In the
                                        course of such business, we and/or our
                                        affiliates may acquire non-public
                                        information with respect to Xilinx, and
                                        neither we nor any of our affiliates
                                        undertakes to disclose any such
                                        information to you. In addition, one or
                                        more of our affiliates may publish
                                        research reports with respect to
                                        Xilinx, and these reports may or may
                                        not recommend that investors buy or
                                        hold Xilinx Stock. The statements in
                                        the preceding two sentences are not
                                        intended to affect the rights of
                                        investors in the SPARQS under the
                                        securities laws. As a prospective
                                        purchaser of SPARQS, you should
                                        undertake an independent investigation
                                        of Xilinx as in your judgment is
                                        appropriate to make an informed
                                        decision with respect to an investment
                                        in Xilinx Stock.

Historical Information................. The following table sets forth the published high and low Market Prices of
                                        Xilinx Stock during 2000, 2001, 2002
                                        and 2003 through December 22, 2003. The
                                        Market Price of Xilinx Stock on
                                        December 22, 2003 was $37.80. We
                                        obtained the Market Prices and other
                                        information below from Bloomberg
                                        Financial Markets, and we believe such
                                        information to be accurate. You should
                                        not take the historical prices of
                                        Xilinx Stock as an indication of future
                                        performance. The price of Xilinx Stock
                                        may decrease so that at maturity you
                                        will receive an amount of Xilinx Stock
                                        worth less than the principal amount of
                                        the SPARQS. We cannot give you any
                                        assurance that the price of Xilinx
                                        Stock will increase so that at maturity
                                        you will receive an amount of Xilinx
                                        Stock worth more than the principal
                                        amount of the SPARQS. To the extent
                                        that the Market Price at maturity of
                                        shares of Xilinx Stock at the Exchange
                                        Ratio is less than the Issue Price of
                                        the SPARQS and the shortfall is not
                                        offset by the coupon paid on the
                                        SPARQS, you will lose money on your
                                        investment.

                                                                               High         Low
                                                                             --------    --------
                                        (CUSIP 983919101)
                                        2000
                                        First Quarter......................  $  86.81    $  40.81
                                        Second Quarter.....................     97.94       55.75
                                        Third Quarter......................     96.63       69.88
                                        Fourth Quarter.....................     89.63       39.00
                                        2001
                                        First Quarter......................     57.63       35.13
                                        Second Quarter.....................     50.00       30.38
                                        Third Quarter......................     43.34       21.64
                                        Fourth Quarter.....................     42.41       22.80
                                        2002
                                        First Quarter .....................     45.80       34.01
                                        Second Quarter.....................     43.84       22.43
                                        Third Quarter......................     23.60       14.15
                                        Fourth Quarter.....................     24.96       13.75
                                        2003
                                        First Quarter .....................     27.09       18.70
                                        Second Quarter.....................     30.51       23.49
                                        Third Quarter......................     32.29       24.78
                                        Fourth Quarter
                                           (through December 22, 2003).....     37.80       27.98

                                        Xilinx has not paid dividends on Xilinx
                                        Stock to date. We make no
                                        representation as to the amount of
                                        dividends, if any, that Xilinx will pay
                                        in the future. In any event, as an
                                        investor in the SPARQS, you will not be
                                        entitled to receive dividends, if any,
                                        that may be payable on Xilinx Stock.

Use of Proceeds and Hedging............ The net proceeds we receive from the sale of the SPARQS will be used for
                                        general corporate purposes and, in
                                        part, by us or by one or more of our
                                        subsidiaries in connection with hedging
                                        our obligations under the SPARQS. See
                                        also "Use of Proceeds" in the
                                        accompanying prospectus.

                                        On or prior to the date of this pricing
                                        supplement, we, through our
                                        subsidiaries or others, hedged our
                                        anticipated exposure in connection with
                                        the SPARQS by taking positions in
                                        Xilinx Stock. Such purchase activity
                                        could potentially have increased the
                                        price of Xilinx Stock, and,
                                        accordingly, potentially have increased
                                        the issue price of the SPARQS and,
                                        therefore, the price at which Xilinx
                                        Stock must close before you would
                                        receive at maturity an amount of Xilinx
                                        Stock worth as much as or more than the
                                        principal amount of the SPARQS. In
                                        addition, through our subsidiaries, we
                                        are likely to modify our hedge position
                                        throughout the life of the SPARQS by
                                        purchasing and selling Xilinx Stock,
                                        options contracts on Xilinx Stock
                                        listed on major securities markets or
                                        positions in any other available
                                        securities or instruments that we may
                                        wish to use in connection with such
                                        hedging
                                        activities. We cannot give any
                                        assurance that our hedging activities
                                        will not affect the price of Xilinx
                                        Stock and, therefore, adversely affect
                                        the value of the SPARQS or the payment
                                        you will receive at maturity or upon
                                        any acceleration of the SPARQS.

Supplemental Information Concerning
  Plan of Distribution................. Under the terms and subject to the conditions contained in the U.S.
                                        distribution agreement referred to in
                                        the prospectus supplement under "Plan
                                        of Distribution," the Agent, acting as
                                        principal for its own account, has
                                        agreed to purchase, and we have agreed
                                        to sell, the principal amount of SPARQS
                                        set forth on the cover of this pricing
                                        supplement. The Agent proposes
                                        initially to offer the SPARQS directly
                                        to the public at the public offering
                                        price set forth on the cover page of
                                        this pricing supplement plus accrued
                                        interest, if any, from the Original
                                        Issue Date. The Agent may allow a
                                        concession not in excess of 1.63% of
                                        the principal amount of the SPARQS to
                                        other dealers. After the initial
                                        offering of the SPARQS, the Agent may
                                        vary the offering price and other
                                        selling terms from time to time.

                                        We expect to deliver the SPARQS against
                                        payment therefor in New York, New York
                                        on December 30, 2003, which will be the
                                        fifth Business Day following the date
                                        of this pricing supplement and of the
                                        pricing of the SPARQS. Under Rule
                                        15c6-1 of the Exchange Act, trades in
                                        the secondary market generally are
                                        required to settle in three Business
                                        Days, unless the parties to any such
                                        trade expressly agree otherwise.
                                        Accordingly, purchasers who wish to
                                        trade SPARQS on the date of pricing or
                                        the next succeeding Business Day will
                                        be required, by virtue of the fact that
                                        the SPARQS initially will settle in
                                        five Business Days (T+5), to specify
                                        alternative settlement arrangements to
                                        prevent a failed settlement.

                                        In order to facilitate the offering of
                                        the SPARQS, the Agent may engage in
                                        transactions that stabilize, maintain
                                        or otherwise affect the price of the
                                        SPARQS or Xilinx Stock. Specifically,
                                        the Agent may sell more SPARQS than it
                                        is obligated to purchase in connection
                                        with the offering, creating a naked
                                        short position in the SPARQS for its
                                        own account. The Agent must close out
                                        any naked short position by purchasing
                                        the SPARQS in the open market. A naked
                                        short position is more likely to be
                                        created if the Agent is concerned that
                                        there may be downward pressure on the
                                        price of the SPARQS in the open market
                                        after pricing that could adversely
                                        affect investors who purchase in the
                                        offering. As an additional means of
                                        facilitating the offering, the Agent
                                        may bid for, and purchase, SPARQS or
                                        Xilinx Stock in the open market to
                                        stabilize the price of the SPARQS. Any
                                        of these activities may raise or
                                        maintain the market price of the SPARQS
                                        above independent market levels or
                                        prevent or retard a decline in the
                                        price of the SPARQS. The Agent is not
                                        required to engage in these activities,
                                        and may end any of these activities at
                                        any time. See "--Use of Proceeds and
                                        Hedging" above.

ERISA Matters for Pension Plans
  and Insurance Companies.............. Each fiduciary of a pension, profit-sharing or other employee
                                        benefit plan subject to the Employee
                                        Retirement Income Security Act of 1974,
                                        as amended ("ERISA"), (a "Plan") should
                                        consider the fiduciary standards of
                                        ERISA in the context of the Plan's
                                        particular
                                        circumstances before authorizing an
                                        investment in the SPARQS. Accordingly,
                                        among other factors, the fiduciary
                                        should consider whether the investment
                                        would satisfy the prudence and
                                        diversification requirements of ERISA
                                        and would be consistent with the
                                        documents and instruments governing the
                                        Plan.

                                        In addition, we and certain of our
                                        subsidiaries and affiliates, including
                                        MS & Co. and Morgan Stanley DW Inc.
                                        (formerly Dean Witter Reynolds Inc.)
                                        ("MSDWI"), may each be considered a
                                        "party in interest" within the meaning
                                        of ERISA, or a "disqualified person"
                                        within the meaning of the Internal
                                        Revenue Code of 1986, as amended (the
                                        "Code"), with respect to many Plans, as
                                        well as many individual retirement
                                        accounts and Keogh plans (also
                                        "Plans"). Prohibited transactions
                                        within the meaning of ERISA or the Code
                                        would likely arise, for example, if the
                                        SPARQS are acquired by or with the
                                        assets of a Plan with respect to which
                                        MS & Co., MSDWI or any of their
                                        affiliates is a service provider,
                                        unless the SPARQS are acquired pursuant
                                        to an exemption from the "prohibited
                                        transaction" rules. A violation of
                                        these "prohibited transaction" rules
                                        may result in an excise tax or other
                                        liabilities under ERISA and/or Section
                                        4975 of the Code for such persons,
                                        unless exemptive relief is available
                                        under an applicable statutory or
                                        administrative exemption.

                                        The U.S. Department of Labor has issued
                                        five prohibited transaction class
                                        exemptions ("PTCEs") that may provide
                                        exemptive relief for direct or indirect
                                        prohibited transactions resulting from
                                        the purchase or holding of the SPARQS.
                                        Those class exemptions are PTCE 96-23
                                        (for certain transactions determined by
                                        in-house asset managers), PTCE 95-60
                                        (for certain transactions involving
                                        insurance company general accounts),
                                        PTCE 91-38 (for certain transactions
                                        involving bank collective investment
                                        funds), PTCE 90-1 (for certain
                                        transactions involving insurance
                                        company separate accounts) and PTCE
                                        84-14 (for certain transactions
                                        determined by independent qualified
                                        asset managers).

                                        Because we may be considered a party in
                                        interest with respect to many Plans,
                                        the SPARQS may not be purchased or held
                                        by any Plan, any entity whose
                                        underlying assets include "plan assets"
                                        by reason of any Plan's investment in
                                        the entity (a "Plan Asset Entity") or
                                        any person investing "plan assets" of
                                        any Plan, unless such purchaser or
                                        investor is eligible for exemptive
                                        relief, including relief available
                                        under PTCE 96-23, 95-60, 91-38, 90-1 or
                                        84-14 or such purchase and holding is
                                        otherwise not prohibited. Any
                                        purchaser, including any fiduciary
                                        purchasing on behalf of a Plan, or
                                        investor in the SPARQS will be deemed
                                        to have represented, in its corporate
                                        and fiduciary capacity, by its purchase
                                        and holding thereof that it either (a)
                                        is not a Plan or a Plan Asset Entity
                                        and is not purchasing such securities
                                        on behalf of or with "plan assets" of
                                        any Plan or (b) is eligible for
                                        exemptive relief or such purchase or
                                        holding is not prohibited by ERISA or
                                        Section 4975 of the Code.

                                        Under ERISA, assets of a Plan may
                                        include assets held in the general
                                        account of an insurance company which
                                        has issued an insurance policy to such
                                        plan or assets of an entity in which
                                        the Plan has invested. Accordingly,
                                        insurance company general accounts that
                                        include assets of a Plan must ensure
                                        that one of the foregoing exemptions is
                                        available. Due to the complexity of
                                        these rules and the penalties that may
                                        be imposed upon persons involved in
                                        non-exempt prohibited transactions, it
                                        is particularly important that
                                        fiduciaries or other persons
                                        considering purchasing the SPARQS on
                                        behalf of or with "plan assets" of any
                                        Plan consult with their counsel
                                        regarding the availability of exemptive
                                        relief under PTCE 96-23, 95-60, 91-38,
                                        90-1 or 84-14.

                                        Certain plans that are not subject to
                                        ERISA, including plans maintained by
                                        state and local governmental entities,
                                        are nonetheless subject to investment
                                        restrictions under the terms of
                                        applicable local law. Such restrictions
                                        may preclude the purchase of the
                                        SPARQS.

                                        In addition to considering the
                                        consequences of holding the SPARQS,
                                        employee benefit plans subject to ERISA
                                        (or insurance companies deemed to be
                                        investing ERISA plan assets) purchasing
                                        the SPARQS should also consider the
                                        possible implications of owning Xilinx
                                        Stock upon exchange of the SPARQS at
                                        maturity. Purchasers of the SPARQS have
                                        exclusive responsibility for ensuring
                                        that their purchase and holding of the
                                        SPARQS do not violate the prohibited
                                        transaction rules of ERISA or the Code,
                                        or any requirements applicable to
                                        government or other benefit plans that
                                        are not subject to ERISA or the Code.

United States Federal Income Taxation.. The following summary is based on the advice of Davis Polk & Wardwell, our
                                        special tax counsel ("Tax Counsel"),
                                        and is a general discussion of the
                                        principal potential U.S. federal income
                                        tax consequences to initial investors
                                        in the SPARQS purchasing the SPARQS at
                                        the Issue Price, who will hold the
                                        SPARQS as capital assets within the
                                        meaning of Section 1221 of the Code.
                                        This summary is based on the Code,
                                        administrative pronouncements, judicial
                                        decisions and currently effective and
                                        proposed Treasury regulations, changes
                                        to any of which subsequent to the date
                                        of this pricing supplement may affect
                                        the tax consequences described herein.
                                        This summary does not address all
                                        aspects of U.S. federal income taxation
                                        that may be relevant to a particular
                                        investor in light of the investor's
                                        individual circumstances or to certain
                                        types of investors subject to special
                                        treatment under the U.S. federal income
                                        tax laws (e.g., taxpayers who are not
                                        U.S. Holders, as defined below, certain
                                        financial institutions, tax-exempt
                                        organizations, dealers and certain
                                        traders in options or securities,
                                        partnerships or other entities
                                        classified as partnerships, or persons
                                        who hold a SPARQS as a part of a
                                        hedging transaction, straddle,
                                        conversion or other integrated
                                        transaction). As the law applicable to
                                        the U.S. federal income taxation of
                                        instruments such as the SPARQS is
                                        technical and complex, the discussion
                                        below necessarily represents only a
                                        general summary. Moreover, the effect
                                        of any applicable state, local or
                                        foreign tax laws is not discussed.

                                        General

                                        Pursuant to the terms of the SPARQS, we
                                        and every investor in the SPARQS agree
                                        (in the absence of an administrative
                                        determination or judicial ruling to the
                                        contrary) to characterize a SPARQS for
                                        all tax
                                        purposes as an investment unit
                                        consisting of the following components
                                        (the "Components"): (i) a terminable
                                        contract (the "Terminable Forward
                                        Contract") that (a) requires an
                                        investor in a SPARQS (subject to the
                                        Morgan Stanley Call Right) to purchase,
                                        and us to sell, for an amount equal to
                                        $18.90 (the "Forward Price"), Xilinx
                                        Stock at maturity and (b) allows us,
                                        upon exercise of the Morgan Stanley
                                        Call Right, to terminate the Terminable
                                        Forward Contract by returning to an
                                        investor the Deposit (as defined below)
                                        and paying to an investor an amount of
                                        cash equal to the difference between
                                        the Call Price and the Deposit; and
                                        (ii) a deposit with us of a fixed
                                        amount of cash, equal to the Issue
                                        Price, to secure the investor's
                                        obligation to purchase Xilinx Stock
                                        (the "Deposit"), which Deposit bears an
                                        annually compounded yield of 1.4731%
                                        per annum, which yield is based on our
                                        cost of borrowing. Under this
                                        characterization, less than the full
                                        quarterly payments on the SPARQS will
                                        be attributable to the yield on the
                                        Deposit. Accordingly, the excess of the
                                        quarterly payments on the SPARQS over
                                        the portion of those payments
                                        attributable to the yield on the
                                        Deposit will represent payments
                                        attributable to the investors' entry
                                        into the Terminable Forward Contract
                                        (the "Contract Fees"). Furthermore,
                                        based on our determination of the
                                        relative fair market values of the
                                        Components at the time of issuance of
                                        the SPARQS, we will allocate 100% of
                                        the Issue Price of the SPARQS to the
                                        Deposit and none to the Terminable
                                        Forward Contract. Our allocation of the
                                        Issue Price among the Components will
                                        be binding on investors in the SPARQS,
                                        unless an investor timely and
                                        explicitly discloses to the IRS that
                                        its allocation is different from ours.
                                        The treatment of the SPARQS described
                                        above and our allocation are not,
                                        however, binding on the IRS or the
                                        courts. No statutory, judicial or
                                        administrative authority directly
                                        addresses the characterization of the
                                        SPARQS or instruments similar to the
                                        SPARQS for U.S. federal income tax
                                        purposes, and no ruling is being
                                        requested from the IRS with respect to
                                        the SPARQS. Due to the absence of
                                        authorities that directly address
                                        instruments that are similar to the
                                        SPARQS, Tax Counsel is unable to render
                                        an opinion as to the proper U.S.
                                        federal income tax characterization of
                                        the SPARQS. As a result, significant
                                        aspects of the U.S. federal income tax
                                        consequences of an investment in the
                                        SPARQS are uncertain, and no assurance
                                        can be given that the IRS or the courts
                                        will agree with the characterization
                                        described herein. Accordingly, you are
                                        urged to consult your own tax advisor
                                        regarding the U.S. federal income tax
                                        consequences of an investment in the
                                        SPARQS (including alternative
                                        characterizations of the SPARQS) and
                                        with respect to any tax consequences
                                        arising under the laws of any state,
                                        local or foreign taxing jurisdiction.
                                        Unless otherwise stated, the following
                                        discussion is based on the treatment
                                        and the allocation described above.

                                        U.S. Holders

                                        As used herein, the term "U.S. Holder"
                                        means an owner of a SPARQS that is, for
                                        U.S. federal income tax purposes, (i) a
                                        citizen or resident of the United
                                        States, (ii) a corporation created or
                                        organized under the laws of the United
                                        States or any political subdivision
                                        thereof or (iii) an estate or trust the
                                        income of which is subject to U.S.
                                        federal income taxation regardless of
                                        its source.

                                        Tax Treatment of the SPARQS

                                        Assuming the characterization of the
                                        SPARQS and the allocation of the Issue
                                        Price as set forth above, Tax Counsel
                                        believes that the following U.S.
                                        federal income tax consequences should
                                        result.

                                        Quarterly Payments on the SPARQS. To
                                        the extent attributable to the yield on
                                        the Deposit, quarterly payments on the
                                        SPARQS will generally be taxable to a
                                        U.S. Holder as ordinary income at the
                                        time accrued or received in accordance
                                        with the U.S. Holder's method of
                                        accounting for U.S. federal income tax
                                        purposes. As discussed above, any
                                        excess of the quarterly payments over
                                        the portion thereof attributable to the
                                        yield on the Deposit will be treated as
                                        Contract Fees. Although the U.S.
                                        federal income tax treatment of
                                        Contract Fees is uncertain, we intend
                                        to take the position, and the following
                                        discussion assumes, that any Contract
                                        Fees with respect to the SPARQS
                                        constitute taxable income to a U.S.
                                        Holder at the time accrued or received
                                        in accordance with the U.S. Holder's
                                        method of accounting for U.S. federal
                                        income tax purposes.

                                        Tax Basis. Based on our determination
                                        set forth above, the U.S. Holder's tax
                                        basis in the Terminable Forward
                                        Contract will be zero, and the U.S.
                                        Holder's tax basis in the Deposit will
                                        be 100% of the Issue Price.

                                        Settlement of the Terminable Forward
                                        Contract. Upon maturity of the
                                        Terminable Forward Contract, a U.S.
                                        Holder would, pursuant to the
                                        Terminable Forward Contract, be deemed
                                        to have applied the Forward Price
                                        toward the purchase of Xilinx Stock,
                                        and the U.S. Holder would not recognize
                                        any gain or loss with respect to any
                                        Xilinx Stock received. With respect to
                                        any cash received upon maturity (other
                                        than in respect of any accrued interest
                                        on the Deposit and any accrued Contract
                                        Fees), a U.S. Holder would recognize
                                        gain or loss. The amount of such gain
                                        or loss would be the extent to which
                                        the amount of such cash received
                                        differs from the pro rata portion of
                                        the Forward Price allocable to the cash
                                        as described in the following
                                        paragraph. Any such gain or loss would
                                        generally be short-term capital gain or
                                        loss, as the case may be.

                                        With respect to any Xilinx Stock
                                        received upon maturity, the U.S. Holder
                                        would have an adjusted tax basis in the
                                        Xilinx Stock equal to the pro rata
                                        portion of the Forward Price allocable
                                        to it. The allocation of the Forward
                                        Price between the right to receive cash
                                        and Xilinx Stock should be based on the
                                        amount of the cash received (excluding
                                        cash in respect of any accrued interest
                                        on the Deposit and any accrued Contract
                                        Fees) and the relative fair market
                                        value of Xilinx Stock as of the
                                        Maturity Date. The holding period for
                                        any Xilinx Stock received would start
                                        on the day after the maturity of the
                                        SPARQS. Although the matter is not free
                                        from doubt, the occurrence of a
                                        Reorganization Event will not cause a
                                        taxable event to the Terminable Forward
                                        Contract.

                                        Price Event Acceleration. Although the
                                        tax consequences of a Price Event
                                        Acceleration are uncertain, we intend
                                        to treat a Price Event Acceleration as
                                        (i) the repayment by us of the Deposit
                                        for a price equal to the Forward Price
                                        plus the present value of the portion
                                        of the remaining scheduled payments on
                                        the SPARQS (from and including the date
                                        of acceleration) that is attributable
                                        to interest on the Deposit, and (ii)
                                        the settlement of the Terminable
                                        Forward Contract through the delivery
                                        by the U.S. Holder to us of the Forward
                                        Price in exchange for (a) shares of
                                        Xilinx Stock and (b) cash equal to the
                                        present value of the portion of the
                                        remaining scheduled payments on the
                                        SPARQS (from and including the date of
                                        acceleration) that is attributable to
                                        Contract Fees. We will also pay cash
                                        representing unpaid interest on the
                                        Deposit and unpaid Contract Fees that
                                        accrued up to but excluding the date of
                                        acceleration.

                                        Assuming the characterization of the
                                        Price Event Acceleration described
                                        above, a U.S. Holder would, with
                                        respect to the price paid by us to
                                        repay the Deposit, recognize short-term
                                        capital gain or loss equal to the
                                        difference between such amount and the
                                        U.S. Holder's basis in the Deposit
                                        which difference, in the case of an
                                        initial investor, would be equal to the
                                        present value of the portion of
                                        remaining scheduled payments on the
                                        SPARQS attributable to the interest on
                                        the Deposit. In general, the tax
                                        treatment of the settlement of the
                                        Terminable Forward Contract upon a
                                        Price Event Acceleration would be the
                                        same as described above under
                                        "--Settlement of the Terminable Forward
                                        Contract." However, the tax treatment
                                        of cash received with respect to the
                                        present value of the portion of the
                                        remaining scheduled payments on the
                                        SPARQS that is attributable to Contract
                                        Fees is uncertain. Such amount could be
                                        treated as an adjustment to the Forward
                                        Price, which would reduce the basis a
                                        U.S. Holder would have in Xilinx Stock
                                        received, or as additional cash
                                        proceeds with respect to the Forward
                                        Contract, which would be treated as
                                        described above under "--Settlement of
                                        the Terminable Forward Contract." U.S.
                                        Holders are urged to consult their own
                                        tax advisors regarding the U.S. federal
                                        income tax treatment of cash received
                                        with respect to the Terminable Forward
                                        Contract upon a Price Event
                                        Acceleration.

                                        Any cash received with respect to
                                        accrued interest on the Deposit and any
                                        accrued Contract Fees will be taxed as
                                        described under "--Quarterly Payments
                                        on the SPARQS" above.

                                        Sale, Exchange or Early Retirement of
                                        the SPARQS. Upon a sale or exchange of
                                        a SPARQS prior to the maturity of the
                                        SPARQS, upon their retirement prior to
                                        maturity pursuant to the Morgan Stanley
                                        Call Right or upon the occurrence of an
                                        Event of Default Acceleration, a U.S.
                                        Holder would recognize taxable gain or
                                        loss equal to the difference between
                                        the amount realized on such sale,
                                        exchange, retirement or occurrence and
                                        the U.S. Holder's tax basis in the
                                        SPARQS so sold, exchanged or retired.
                                        Any such gain or loss would generally
                                        be short-term capital gain or loss, as
                                        the case may be. Such U.S. Holder's tax
                                        basis in the SPARQS would generally
                                        equal the U.S. Holder's tax basis in
                                        the Deposit. For these purposes, the
                                        amount realized does not include any
                                        amount attributable to accrued but
                                        unpaid interest payments on the
                                        Deposit, which would be taxed
                                        as described under "--Quarterly
                                        Payments on the SPARQS" above. It is
                                        uncertain whether the amount realized
                                        includes any amount attributable to
                                        accrued but unpaid Contract Fees. U.S.
                                        Holders should consult their own tax
                                        advisors regarding the treatment of
                                        accrued but unpaid Contract Fees upon
                                        the sale, exchange or retirement of a
                                        SPARQS.

                                        Possible Alternative Tax Treatments of
                                        an Investment in the SPARQS

                                        Alternative U.S. federal income tax
                                        consequences or treatments of the
                                        SPARQS are possible which, if applied,
                                        could significantly affect the timing
                                        and character of the income or loss
                                        with respect to the SPARQS. It is
                                        possible, for example, that a SPARQS
                                        could be treated as a debt instrument
                                        or as a prepaid forward contract. Other
                                        alternative characterizations are also
                                        possible. Accordingly, prospective
                                        purchasers are urged to consult their
                                        own tax advisors regarding the U.S.
                                        federal income tax consequences of an
                                        investment in the SPARQS.

                                        Backup Withholding and Information
                                        Reporting

                                        Backup withholding and information
                                        reporting may apply in respect of the
                                        amounts paid to a U.S. Holder, unless
                                        such U.S. Holder provides proof of an
                                        applicable exemption or a correct
                                        taxpayer identification number, and
                                        otherwise complies with applicable
                                        requirements of the backup withholding
                                        rules. The amounts withheld under the
                                        backup withholding rules are not an
                                        additional tax and may be refunded, or
                                        credited against the U.S. Holder's U.S.
                                        federal income tax liability, provided
                                        the required information is furnished
                                        to the IRS.

                                                                        Annex A

                      Hypothetical Call Price Calculations

The following tables set forth sample calculations of the Call Price for hypothetical Call Dates of June 30, 2004, October 30, 2004 and December 30, 2004 (the scheduled Maturity Date) based on the following terms:

     o    Original Issue Date: December 30, 2003
     o Interest Payment Dates: March 30, 2004, June 30, 2004, September 30, 2004 and the Maturity Date
     o Yield to Call: 24% per annum (computed on the basis of a 360-day year of twelve 30-day months)
     o    Issue Price: $18.90 per SPARQS
     o    Interest Rate: 8% per annum

The Call Price with respect to any Call Date is an amount of cash per SPARQS such that the sum of the present values of all cash flows on each SPARQS to and including the Call Date (i.e., the Call Price and all of the interest payments on each SPARQS), discounted to the Original Issue Date at the applicable Discount Factor, equals the Issue Price. The Discount Factor is based on the hypothetical Yield to Call rate of 24% per annum and the number of years (or fraction of a year) from the Original Issue Date to and including the applicable payment date and is represented by the following formula:

                             1
       Discount Factor =  -------  , where x is the number of years from
                          1.24(x) the Original Issue Date to and including the applicable payment date.

The Call Price in each of the hypothetical examples shown below is determined as follows:

     o The known cash flows on the SPARQS (i.e., the interest payments) are discounted to their present value on the Original Issue Date at the applicable Discount Factor. The sum of these present values equals the present value on the Original Issue Date of all of the interest payments payable on the SPARQS to and including the applicable Call Date.

          o For example, the present value of all of the interest payments for the hypothetical Call Date of June 30, 2004 is $.6977 ($.3582 + $.3395).

     o Since the present value of all payments on the SPARQS to and including the Call Date (i.e., the Call Price and all of the interest payment on each SPARQS) must equal the Issue Price, we can determine the present value of the applicable Call Price by subtracting the sum of the present values of the interest payments from the Issue Price.

          o For example, for the hypothetical Call Date of June 30, 2004, the present value of the Call Price is $18.2023 ($18.90 - $.6977).

     o The Call Price is then derived by determining the amount that, when discounted to the Original Issue Date from the applicable Call Date at the applicable Discount Factor, equals the present value of the Call Price.

          o For the hypothetical Call Date of June 30, 2004, the Call Price is therefore $20.2691 which is the amount that if paid on June 30, 2004 has a present value on the Original Issue Date of $18.2023, based on the applicable Discount Factor.

                                   o   o   o

The Call Prices calculated in the following tables are based upon the terms set forth above and the three sample Call Dates. The actual amount you will receive if we call the SPARQS will depend upon the actual Call Date.

                                                   Call Date of June 30, 2004
                                                   --------------------------

                                                                                                                            Present
                                                                                                                           Value at
                                                                                                                           Original
                                                                                                                          Issue Date
                                                                                                                           of Cash
                                          Accrued but                                                                      Received
                                            Unpaid                                  Days from   Years from     Discount   on Payment
                                 Interest   Interest                  Total Cash    Original  Original Issue    Factor       Date
                    Issue Price  Payments  Received on  Call Price   Received on      Issue        Date        at Yield    at Yield
Payment Date           Paid      Received  Call Date    Received(1)  Payment Date    Date(2)   (Days(2)/360)   to Call(3)   to Call
------------        -----------  --------  -----------  -----------  ------------  ----------  --------------  ---------- ----------
December 30, 2003     ($18.90)    --          --           --           --              0         .00000        100.000%     --

March 30, 2004          --        $.3780      --           --            $.3780        90         .25000         94.764%    $  .3582

Call Date (June 30,     --        --          $.3780       --            $.3780       180         .50000         89.803%    $  .3395
2004)

Call Date (June 30,     --        --          --          $20.2691     $20.2691       180         .50000         89.803%    $18.2023
2004)

Total amount received on the Call Date: $20.6471                                                                   Total:   $18.9000

Total amount received over the term of the SPARQS: $21.0251


---------
(1)  The Call Price of $20.2691 is the dollar amount that has a present value of $18.2023, which has been discounted to the Original
     Issue Date from the Call Date at the Yield to Call rate of 24% so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $18.90.

(2)  Based upon a 360-day year of twelve 30-day months.

                            1
(3)  Discount Factor =  -------- , where x is Years from Original Issue Date to and including the applicable payment date.
                         1.24(x)

                                                   Call Date of October 30, 2004
                                                   -----------------------------

                                                                                                                            Present
                                                                                                                           Value at
                                                                                                                           Original
                                                                                                                          Issue Date
                                                                                                                           of Cash
                                          Accrued but                                                                      Received
                                            Unpaid                                  Days from   Years from     Discount   on Payment
                                 Interest   Interest                  Total Cash    Original  Original Issue    Factor       Date
                    Issue Price  Payments  Received on  Call Price   Received on      Issue        Date        at Yield    at Yield
Payment Date           Paid      Received  Call Date    Received(1)  Payment Date    Date(2)   (Days(2)/360)   to Call(3)   to Call
------------        -----------  --------  -----------  -----------  ------------  ----------  --------------  ---------- ----------
December 30, 2003     ($18.90)    --           --            --          --             0         .00000        100.000%     --

March 30, 2004           --       $.3780       --            --          $.3780        90         .25000         94.764%    $  .3582

June 30, 2004            --       $.3780       --            --          $.3780       180         .50000         89.803%    $  .3395

September 30, 2004       --       $.3780       --            --          $.3780       270         .75000         85.101%    $  .3217

Call Date (October       --       --         $.1260          --          $.1260       300         .83333         83.589%    $  .1053
30, 2004)

Call Date (October       --       --           --         $21.2651     $21.2651       300         .83333         83.589%    $17.7753
30, 2004)

Total amount received on the Call Date: $21.3911                                                                   Total:   $18.9000

Total amount received over the term of the SPARQS: $22.5251


----------------
(1)  The Call Price of $21.2651 is the dollar amount that has a present value of $17.7753, which has been discounted to the Original
     Issue Date from the Call Date at the Yield to Call rate of 24% so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $18.90.

(2)  Based upon a 360-day year of twelve 30-day months.

                            1
(3)  Discount Factor =  -------- , where x is Years from Original Issue Date to and including the applicable payment date.
                         1.24(x)

                                          Call Date of December 30, 2004 (Maturity Date)
                                          ----------------------------------------------

                                                                                                                            Present
                                                                                                                           Value at
                                                                                                                           Original
                                                                                                                          Issue Date
                                                                                                                           of Cash
                                          Accrued but                                                                      Received
                                            Unpaid                                  Days from   Years from     Discount   on Payment
                                 Interest   Interest                  Total Cash    Original  Original Issue    Factor       Date
                    Issue Price  Payments  Received on  Call Price   Received on      Issue        Date        at Yield    at Yield
Payment Date           Paid      Received  Call Date    Received(1)  Payment Date    Date(2)   (Days(2)/360)   to Call(3)   to Call
------------        -----------  --------  -----------  -----------  ------------  ----------  --------------  ---------- ----------
December 30, 2003     ($18.90)    --           --           --           --             0         .00000        100.000%     --

March 30, 2004          --        $.3780       --           --            $.3780       90         .25000         94.764%      $.3582

June 30, 2004           --        $.3780       --           --            $.3780      180         .50000         89.803%      $.3395

September 30, 2004      --        $.3780       --           --            $.3780      270         .75000         85.101%      $.3217

Call Date (December     --        --           $.3780       --            $.3780      360        1.00000         80.645%      $.3048
30, 2004)

Call Date (December     --        --           --          $21.7940     $21.7940      360        1.00000         80.645%    $17.5758
30, 2004)

Total amount received on the Call Date: $22.1720                                                                   Total:   $18.9000

Total amount received over the term of the SPARQS: $23.3060


----------------
(1)  The Call Price of $21.7940 is the dollar amount that has a present value of $17.5758, which has been discounted to the Original
     Issue Date from the Call Date at the Yield to Call rate of 24% so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $18.90.

(2)  Based upon a 360-day year of twelve 30-day months.

                            1
(3)  Discount Factor =  -------- , where x is Years from Original Issue Date to and including the applicable payment date.
                         1.24(x)